As filed with the Securities and Exchange Commission on January 11, 2016

Registration No. 333-208174

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZAIS Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1314400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Bridge Avenue, Suite 322

Red Bank, NJ 07701-1106

(732) 450-7440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Szymanski

President and Chief Executive Officer

ZAIS Group Holdings, Inc.

Two Bridge Avenue, Suite 322

Red Bank, NJ 07701-1106

Tel.: (732) 450-7440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas P. Conaghan	Howard E. Steinberg
McDermott Will & Emery LLP	General Counsel
500 North Capital Street, N.W.	Two Bridge Avenue, Suite 322
Washington, D.C. 20001	Red Bank, NJ 07701-1106
Tel: (202) 756-8000	Tel: (212) 547-5400
Fax: (202) 756-8087	Fax: (212) 547-5444

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED jANUARY 11, 2016

PROSPECTUS

5,804,181 Shares

ZAIS Group Holdings, Inc.

Class A common stock

The selling stockholders named in this prospectus may offer and sell from time to time up to 5,804,181 shares of our Class A common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of their shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the shares of Class A common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 63.

Our Class A common stock is traded on The NASDAQ Stock Market under the symbol “ZAIS.” On January 8, 2016, the last reported sale price of our Class A common stock on The NASDAQ Stock Market was $7.12 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify.

Investing in the Class A common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2015.

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 5,804,181 shares of our Class A common stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of Class A common stock by the selling stockholders. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of Class A common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of Class A common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context indicates otherwise, the terms “Company,” “ZAIS,” “we,” “us,” and “our” refer to ZAIS Group Holdings, Inc., a Delaware corporation, together, where the context so requires, with its consolidated subsidiaries, after the consummation of the Business Combination (as defined herein) and “HF2” refers to ZAIS Group Holdings, Inc. individually, prior to the consummation of the Business Combination, when it was named HF2 Financial Management Inc.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance;

•	changes in the market for our products;

•	our expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the ability of our company to grow and manage growth profitably, retain our management and key employees and realize the benefits of the Business Combination (as defined below);

•	the outcome, or unfavorable resolution, of any legal proceedings that may be instituted against us, our subsidiaries or others;

•	the inability to continue to be listed on the NASDAQ Stock Market;

•	changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”);

•	the relative and absolute investment performance of advised or sponsored investment products;

•	the availability of suitable investment opportunities;

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability and terms of financing;

•	conditions in the market for mortgage-related investments;

•	the impact of capital improvement projects;

•	the impact of future acquisitions or divestitures;

•	the impact, extent and timing of technological changes and the adequacy of intellectual property protection;

•	the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company;

•	terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company;

•	the ability to attract and retain highly talented professionals;

•	the impact of changes to tax legislation and, generally, the tax position of the Company;

•	legislative and regulatory changes that could adversely affect the business of the Company; and

•	other risks and uncertainties, including those under the section entitled “Risk Factors.”

There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected. Such risks and uncertainties include those set forth under “Risk Factors” herein and in the documents incorporated by reference herein. Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or for any other reason.

INFORMATION ABOUT THE COMPANY

Our Business

Prior to March 2015, we were a publicly traded special purpose acquisition corporation called HF2 Financial Management Inc. (“HF2”). On March 17, 2015, we completed a business combination transaction with ZAIS Group Parent, LLC (“ZGP”) (the “Business Combination”), whereby we acquired a 66.5% interest in ZGP and changed our name to ZAIS Group Holdings, Inc.  In the Business Combination, HF2 made a $78.2 million cash contribution to ZGP and effected the transfer of all its outstanding shares of Class B common stock to the members of ZGP (“ZGP Founder Members”).  We are now a publicly traded holding company conducting substantially all of our operations through our principal operating subsidiary, ZAIS Group, LLC (“ZAIS Group”), an investment advisory and asset management firm focused on specialized credit that commenced operations in July 1997. ZAIS Group is a wholly-owned consolidated subsidiary of ZGP, which is our majority-owned consolidated subsidiary.  Our Class A common stock is traded on The NASDAQ Stock Market under the ticker symbol “ZAIS”.  We are headquartered in Red Bank, New Jersey.

ZAIS Group is an investment adviser registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “1940 Act”) and is also registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor. ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and ZAIS Financial Corp., a publicly traded mortgage real estate investment trust (collectively, the “ZAIS Managed Entities”). The ZAIS Managed Entities predominantly invest in a variety of specialized credit instruments including mortgage loans, bank loans, corporate credit instruments such as collateral loan obligations (“CLOs”) and collateral debt obligations (together with CLOs referred to as “CDOs”) and various securities and instruments backed by these asset classes. ZAIS Group had approximately $4.201 billion of assets under management (“AUM”) as of September 30, 2015. ZAIS Group also serves as the general partner to certain ZAIS Managed Entities, which are generally organized as pass-through entities for U.S. federal income tax purposes.

As of September 30, 2015, a portion of the proceeds of the Business Combination had been committed to expand existing business lines. To provide ZAIS Group with the opportunity to continue to expand its corporate CLO business, up to $51 million of equity capital has been committed to a majority owned subsidiary of ZAIS Group which would allow the subsidiary to invest in ZAIS Group managed CLO vehicles and thereby satisfy the risk retention requirements for CLO managers under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of January 8, 2016, $15.37 million has been contributed to the subsidiary and an additional $5.11 million is due to be funded in the coming weeks. There is no assurance that the full $51 million committed will be utilized or as to the period of time during which this utilization may be required. ZAIS Group serves as the general partner of the majority owned subsidiary and determines when, and to what extent, capital will be called. We are continuing to evaluate potential opportunities to deploy the proceeds of the Business Combination. We are conducting a strategic review of our business and the activities of ZAIS Managed Entities with a view towards improving our profitability through organic growth, reductions in expenses, acquisitions, dispositions of assets or the sale or termination of business lines, including our mortgage related businesses, which are currently incurring losses or not meeting our expectations for contributing to our earnings. For the three months ended September 30, 2015, we reported a GAAP net loss of $(4.8) million compared with GAAP net income of $17.2 million for the three months ended September 30, 2014. We expect to incur a GAAP net loss in 2015 and there is no assurance that we will be able to achieve profitability in 2016. See “Risk Factors—Risks Related to ZAIS Group’s Business—If ZAIS Group is unable to significantly increase its AUM, or develop new sources of revenue, our revenues and operating income will continue to be negatively impacted, and we may continue to incur operating losses.”

Corporate Information

Our principal executive offices are located at Two Bridge Avenue, Suite 322, Red Bank, NJ 07701-1106, and our telephone number is (732) 450-7440. Our website address is www.zaisgroupholdings.com. The information found on or through our website is not part of this prospectus.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities you should also refer to the other information contained or incorporated by reference in this prospectus.

Risks Related to ZAIS Group’s Business

If ZAIS Group is unable to significantly increase its AUM, or develop new sources of revenue, our revenues and operating income will continue to be negatively impacted, and we may continue to incur operating losses.

While ZAIS Group has historically been profitable, in the first nine months of 2015 it incurred a GAAP net loss, driven by a decrease in revenue. Revenue and results of operations are significantly dependent on the management fee income and incentive income ZAIS Group earns on the assets under its management. AUM declined from approximately $4.787 billion as of September 30, 2014, to approximately $4.201 billion as of September 30, 2015. In addition, the average percentage of fees ZAIS Group earns on the assets it manages has declined as several higher fee structure mortgage and corporate credit funds with management fee rates generally ranging between 0.50% and 1.50% have liquidated or been redeemed, and the CLO origination business, with a lower embedded management fee structure, with typical management fee rates of up to 0.50%, has grown. Incentive income recognized during the nine months ended September 30, 2014 is primarily driven by the liquidation of several private equity-style ZAIS Managed Entities during the nine months ended September 30, 2014 compared to one private equity-style ZAIS Managed Entity which liquidated during the nine months ended September 30, 2015. As the alternative asset management industry comes under fee pressure, ZAIS Group has not been able to maintain historic hedge fund fees. For the three months ended September 30, 2015, we reported a GAAP net loss of $(4.8) million, compared with GAAP net income of $17.2 million for the three months ended September 30, 2014. We expect to incur a GAAP net loss for the year ending December 31, 2015. For the three months ended September 30, 2015, we reported revenue of $9.2 million, as compared with revenue of $39.8 million for the three months ended September 30, 2014. If ZAIS Group is unable to significantly increase its assets under management and thereby generate additional revenue from management fee income and potentially, incentive fee income, or develop new sources of revenue, it is likely that we will continue incurring operating losses. There is no assurance that ZAIS Group will be able to increase its assets under management or develop new sources of revenue.

Difficult market and political conditions may adversely affect ZAIS Group’s business, including by reducing the value or hampering the performance of the investments made by the ZAIS Managed Entities, each of which could materially and adversely affect ZAIS Group’s business, results of operations and financial condition.

ZAIS Group’s business is materially affected by conditions in the global financial markets and economic and political conditions throughout the world, such as interest rates, availability and cost of credit, inflation or deflation, economic uncertainty, changes in laws (including laws relating to ZAIS Group’s taxation, taxation of investors in the ZAIS Managed Entities, the possibility of changes to tax laws in either the United States or any non-U.S. jurisdiction and regulations on asset managers), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts and security operations). These factors are outside of ZAIS Group’s control and may affect the level and volatility of asset prices and the liquidity and value of investments and ZAIS Group may not be able to or may choose not to manage its exposure to these conditions. Ongoing developments in the U.S. and global financial markets following the unprecedented turmoil in the global capital markets and the financial services industry in late 2008 and early 2009 continue to illustrate that the current environment is still one of uncertainty and instability for investment management businesses. These and other conditions in the global financial markets and the global economy may result in adverse consequences for the ZAIS Managed Entities and their respective investee companies and investments, which could restrict their investment activities and impede their ability to effectively achieve investment objectives.

In the event of a market downturn, each of ZAIS Group’s businesses could be affected in different ways. The ZAIS Managed Entities may face reduced opportunities to sell and realize value from their existing investments, and a lack of suitable investments for the ZAIS Managed Entities to make. In addition, adverse market or economic conditions could have an adverse effect on the returns of the ZAIS Managed Entities, and, therefore, ZAIS Group’s earnings. A general market downturn, or a specific market dislocation, may cause ZAIS Group’s revenue and results of operations to decline by causing:

•	the net asset value or the AUM of ZAIS Managed Entities to decrease, lowering management fees;

•	lower investment returns, reducing incentive income; and

•	investor redemptions, resulting in lower fees.

Furthermore, while difficult market conditions may increase opportunities to make certain distressed asset investments, such conditions also increase the risk of default with respect to investments held by the ZAIS Managed Entities with debt investments. The attractiveness of the ZAIS Managed Entities relative to other investment products could decrease depending on economic conditions. The ZAIS Managed Entities may also be adversely affected by difficult market conditions if ZAIS Group fails to predict the adverse effect of such conditions on particular investments, resulting in a significant reduction in the value of those investments.

The investment management business is competitive.

The investment management business is highly competitive, with competition based on a variety of factors, including investment performance, business relationships, quality of service provided to investors, investor liquidity and willingness to invest, ZAIS Managed Entities’ terms (including fees), brand recognition and business reputation. ZAIS Group competes for investors with other investment managers, public and private funds, business development companies, small business investment companies and others. Numerous factors increase ZAIS Group’s competitive risks, including:

•	a number of ZAIS Group’s competitors have greater financial, technical, marketing and other resources and more personnel than ZAIS Group does;

•	some of the ZAIS Managed Entities may not perform as well as competitors’ funds or other available investment products;

•	a number of ZAIS Group’s competitors have raised significant amounts of capital, and some of them have similar investment objectives to ZAIS Group’s, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that otherwise could be exploited;

•	some of ZAIS Group’s competitors may have a lower cost of capital and access to funding resources that are not available to ZAIS Group, which may create competitive disadvantages for the ZAIS Managed Entities;

•	some of ZAIS Group’s competitors may be subject to less regulation and, accordingly, may have more flexibility to undertake and execute certain businesses or investments than ZAIS Group does or bear less compliance expense than ZAIS Group does;

•	some of ZAIS Group’s competitors may have more flexibility than ZAIS Group has in raising certain types of funds under the investment management contracts they have negotiated with their investors;

•	some of ZAIS Group’s competitors may have better expertise or be regarded by investors as having better expertise than ZAIS Group in a specific asset class or geographic region; and

•	other industry participants may, from time to time, seek to recruit ZAIS Group’s investment professionals and other employees away from ZAIS Group.

This competitive pressure could adversely affect ZAIS Group’s ability to make successful investments and limit ZAIS Group’s ability to obtain future funds for management, either of which would adversely impact ZAIS Group’s business and our results of operations and financial condition.

ZAIS Group’s AUM has been subject to volatility.

Historically, ZAIS Group’s AUM has fluctuated from time to time. ZAIS Group’s AUM has declined significantly from its peak of $11.707 billion prior to the financial crisis in 2008 to $4.201 billion as of September 30, 2015, largely attributable to the return of investor capital from certain private equity style ZAIS Managed Entities, the termination of certain CDOs managed by ZAIS Group, certain investor redemptions and the challenges of raising significant new assets to replace those assets being returned to investors. These challenges stem largely from structured credit products being disfavored by certain investors in the continuing low interest rate environment.

Further, ZAIS Managed Entities representing total AUM as of September 30, 2015 of approximately $0.231 billion are winding down and are in liquidation. These liquidations are expected to be completed in the first quarter of 2016. If ZAIS Group is unable to raise significant new assets to replace those that will be returned to investors, its AUM would be subject to further decline resulting in a lower base of assets on which it charges management fees and may receive incentive income. This, in turn, would negatively impact ZAIS Group’s revenue and results of operations.

ZAIS Group derives a substantial portion of its revenues from ZAIS Managed Entities managed pursuant to advisory agreements that may be terminated.

The applicable investment advisory agreement for each of the ZAIS Managed Entities may permit the investors in a ZAIS Managed Entity to remove ZAIS Group as investment manager in certain circumstances. ZAIS Group’s separately managed accounts are governed by investment management agreements that may be terminated by investors, generally upon little or no notice and with or without cause, as set forth in the applicable agreement. Termination of these agreements would negatively affect ZAIS Group’s revenue, which could have a material adverse effect on our results of operations.

ZAIS Group may not be able to maintain its current fee structure as a result of industry pressure from the ZAIS Managed Entities’ investors to reduce fees, which could have an adverse effect on its profit margins and our results of operations.

ZAIS Group may not be able to maintain its current fee structure as a result of industry pressure from the ZAIS Managed Entities’ investors to reduce fees. Although ZAIS Group’s investment management fees vary among and within asset classes, historically ZAIS Group has competed primarily on the basis of its performance and not on the level of its investment management fees relative to those of its competitors. In recent years, however, there has been a general trend toward lower fees in the investment management industry as well as a general trend toward reducing management fees and incentive income to external managers, whether through direct reductions, deferrals or rebates. ZAIS Group’s average management fees charged with respect to certain asset types has declined as a result of this industry pressure towards lower fees. Although ZAIS Group has no obligation to modify any of its fees with respect to the existing ZAIS Managed Entities, it may experience pressure to do so. No assurance can be made that ZAIS Group will succeed in providing investment returns and service that will allow ZAIS Group to maintain its current fee structure. Fee reductions on existing or future businesses could have an adverse effect on ZAIS Group’s profit margins and our results of operations.

The historical returns attributable to the ZAIS Managed Entities should not be considered as indicative of the future results of ZAIS Group or any ZAIS Managed Entity or of any returns expected on an investment in Class A common stock of ZAIS.

An investment in Class A common stock is not an investment in any of the ZAIS Managed Entities. The historical performance of the ZAIS Managed Entities is relevant to ZAIS Group primarily insofar as it is indicative of fees ZAIS Group has earned in the past and may earn in the future and ZAIS Group’s reputation and ability to raise new investments in ZAIS Managed Entities. The historical and potential returns of the ZAIS Managed Entities are not, however, directly linked to returns on Class A common stock. Therefore, you should not conclude that positive performance of ZAIS Managed Entities will result in positive returns on an investment in Class A common stock, nor should you conclude that ZAIS Managed Entities’ prior performance is indicative of the future results of the ZAIS Managed Entities. Poor future performance of the ZAIS Managed Entities could cause a decline in ZAIS Group’s revenues and could therefore have a negative effect on ZAIS Group’s operating results and returns on the Class A common stock.

Moreover, the historical returns of the ZAIS Managed Entities should not be considered indicative of the future returns of those ZAIS Managed Entities or from any future ZAIS Managed Entities, in part because:

•	market conditions during previous periods may have been significantly more favorable for generating positive performance than the market conditions ZAIS Group may experience in the future;

•	The ZAIS Managed Entities’ returns have previously benefited from investment opportunities and general market conditions that may not recur, and the ZAIS Managed Entities may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

•	some of the ZAIS Managed Entities’ rates of returns are calculated on the basis of market value of the ZAIS Managed Entities’ investments, including unrealized gains, which may never be realized;

•	in recent years, there has been increased competition for investment opportunities which may reduce ZAIS Managed Entities’ returns in the future; and

•	ZAIS Group’s newly established ZAIS Managed Entities may generate lower returns during the period that they take to deploy their capital.

The future internal rate of return for any current or future ZAIS Managed Entity may vary considerably from the historical internal rate of return generated by any particular ZAIS Managed Entity, or for the ZAIS Managed Entities as a whole. Future returns will also be affected by the risks described elsewhere in this prospectus, including risks of the industries and businesses in which a particular ZAIS Managed Entity invests.

Poor performance of the ZAIS Managed Entities would cause a decline in ZAIS Group’s revenue and results of operations, and would adversely affect ZAIS Group’s ability to obtain investments in future ZAIS Managed Entities.

ZAIS Group’s revenue is derived principally from two sources: (1) management fee income, based on the size of the ZAIS Managed Entities and (2) incentive income, based on the performance of the ZAIS Managed Entities. A portion of ZAIS Group’s revenue and cash flow is variable, primarily due to the fact that the performance fees from the ZAIS Managed Entities can vary from year to year. For the nine months ended September 30, 2015, performance fees were 32.9% of ZAIS Group’s total revenues, representing an 88.6% decrease over the nine months ended September 30, 2014. For the years ended December 31, 2014 and December 31, 2013, performance fees were 74.6% and 49.9% of ZAIS Group’s total revenues, respectively. In the event that any of the ZAIS Managed Entities perform poorly, ZAIS Group’s revenue and results of operations will decline, and it will likely be more difficult for ZAIS Group to obtain new investments in ZAIS Managed Entities. In addition, investors may withdraw their investments in the ZAIS Managed Entities (or, in the case of separately managed accounts, terminate investment management agreements) as a result of poor performance of the ZAIS Managed Entities or otherwise. ZAIS Group’s investors and potential investors continually assess the ZAIS Managed Entities’ performance and ZAIS Group’s ability to obtain new investments for management.

Employee misconduct could harm ZAIS Group by impairing ZAIS Group’s ability to attract and retain investors for the ZAIS Managed Entities and subjecting ZAIS Group to significant legal liability, regulatory scrutiny and reputational harm.

ZAIS Group’s ability to attract and retain investors and to pursue investment opportunities for the ZAIS Managed Entities depends heavily upon the reputation of ZAIS Group’s professionals, especially ZAIS Group’s senior professionals. ZAIS Group is subject to a number of obligations and standards arising from ZAIS Group’s investment management business and ZAIS Group’s authority over the assets managed by ZAIS Group’s investment management business. Violation of these obligations and standards by any of ZAIS Group’s employees could adversely affect investors in the ZAIS Managed Entities and us. The nature of ZAIS Group’s business often require that it deal with confidential matters of great significance to companies in which the ZAIS Managed Entities may invest. If ZAIS Group’s employees were to use or disclose confidential information improperly, ZAIS Group could suffer serious harm to its reputation, financial position and current and future business relationships. It is not always possible to detect or deter employee misconduct, and the extensive precautions ZAIS Group takes to detect and prevent this activity may not be effective in all cases. If one or more of ZAIS Group’s employees were to engage in misconduct or were to be accused of such misconduct, ZAIS Group’s businesses and ZAIS Group’s reputation could be adversely affected and a loss of investor confidence could result, which would adversely impact ZAIS Group’s ability to obtain new funds for management.

We may be subject to financial criminal activity which could result in financial loss or damage to our reputation.

Instances of financial criminal activity, personal trading violations and other abuses, including misappropriation of assets by internal or external perpetrators, may arise despite our internal control policies and procedures. Instances of such criminal activity by financial firms and their personnel, including those in the investment management industry, have led the U.S. government and regulators to increase enforcement of existing rules relating to such activities, adopt new rules and regulations and enhance oversight of the U.S. financial industry. Because ZAIS entities conduct business internationally, they are subject to the rules of other jurisdictions that govern and control financial criminal activities, and may be exposed to financial criminal activities on an international scale. Compliance with existing and new rules and regulations may have the effect of increasing expenses. Further, should the personnel of any ZAIS entity be linked to financial criminal activity, either domestically or internationally, it would suffer material damage to its reputation which could result in a corresponding loss of clients, client assets and revenue.

We are vulnerable to reputational harm because we operate in an industry in which personal relationships, integrity and client confidence are of critical importance. For example, if an employee were to engage in illegal or suspicious activities, we could be subject to legal or regulatory sanctions and suffer serious reputational harm (as a consequence of the negative perception resulting from such activities), which could impair client relationships and the ability to attract new clients.

Reputational harm could result in a loss of AUM and revenues.

The integrity of ZAIS Group’s brand is critical to its ability to attract and retain clients, business partners and employees and maintain relationships with consultants. ZAIS Group operates within the highly regulated financial services industry and various potential scenarios could result in harm to its reputation. They include internal operational failures, failure to follow investment or legal guidelines in the management of accounts, intentional or unintentional misrepresentation of ZAIS Group’s products and services in offering or advertising materials, public relations information, social media or other external communications, employee misconduct (including prohibited postings on social media) or investments in businesses or industries that are controversial to certain special interest groups. The negative publicity associated with any of these factors could harm ZAIS Group’s reputation and adversely impact relationships with existing and potential clients, third-party distributors, consultants and other business partners and subject ZAIS Group to regulatory sanctions. Damage to ZAIS Group’s brands or reputation would negatively impact its standing in the industry and result in loss of business in both the short term and the long term.

A significant portion of ZAIS Group’s AUM is or may be derived from a small number of clients, the loss of which could significantly reduce ZAIS Group’s management fees and have a material adverse effect on our results of operations.

Certain of ZAIS Group’s strategies are or may derive a significant portion of their total AUM from assets of a single client or a small number of clients. As of September 30, 2015, two investors accounted for approximately 21% of ZAIS Group’s AUM and ZAIS Group’s 10 largest investors accounted for approximately 41% of its AUM. If any such clients withdraw all or a portion of their AUM, ZAIS Group’s business would be significantly affected, which would negatively impact ZAIS Group’s management fees and could have a material adverse effect on its results of operations and financial condition. Additionally, ZAIS Group’s CLO management business accounts for approximately 26% of ZAIS Group’s AUM and a loss of key employees associated with the CLO management business may impact ZAIS Group’s ability to expand or continue this business.

ZAIS Group’s failure to comply with investment guidelines set by its clients and limitations imposed by applicable law could result in damage awards against ZAIS Group and a loss of ZAIS Group’s AUM, either of which could adversely affect its results of operations or financial condition.

Certain clients who retain ZAIS Group to manage assets on their behalf specify guidelines regarding investment allocations and strategy that ZAIS Group is required to follow in managing their portfolios. ZAIS Group’s failure to comply with any of these guidelines and other limitations could result in losses to clients which, depending on the circumstances, could result in ZAIS Group being obligated to make clients whole for such losses. If ZAIS Group believed that the circumstances did not justify a reimbursement, or clients believed the reimbursement it offered was insufficient, they could seek to recover damages from ZAIS Group, withdraw assets from the ZAIS Managed Entities or terminate their investment advisory agreement with ZAIS Group. Any of these events could harm ZAIS Group’s reputation and adversely affect its business.

ZAIS Group’s operating cash flow may be insufficient to fund its operating expenses which will then be funded by the proceeds of the Business Combination, thereby reducing the amount of capital available to invest and correspondingly decreasing the amount of revenue potentially generated by the investments.

ZAIS Group primarily uses cash flow from operations to pay compensation and benefits, general, administrative and other expenses and foreign taxes. ZAIS Group’s cash flows are also used to fund investments in limited partnerships, fixed assets and other capital items. If cash flow from operations is insufficient to fund operating expenses or such investments, ZAIS Group will fund its business requirements with the proceeds from the Business Combination. In the nine months ended September 30, 2015, the Company’s stand-alone (excluding the activities of the Consolidated Funds) net cash used in operations was $6.4 million. The sources of operating cash flow were insufficient to cover operating expenses, and the excess working capital needs were funded by operating cash balances. It is anticipated that sources of operating cash flow will be insufficient to fund operating expenses in the fourth quarter of 2015 and the excess working capital requirement will be funded by the proceeds of the Business Combination. This negative working capital trend may continue in 2016, and could limit our ability to expand our new business investments from the proceeds of the Business Combination, thereby decreasing the revenue potentially generated by the capital invested from the Business Combination.

ZAIS is taxable as a corporation for U.S. tax purposes and a change in projected long-term profitability could materially impact after-tax results of operations.

As of September 30, 2015, the Company recorded a Deferred Tax Asset (DTA) of $4.3 million related to Net Operating Loss (NOL) carryforwards and other future deductible amounts related to the Company’s allocable share of the consolidated results of operations as well as NOL carryforwards and development stage start-up expenses incurred during the period from its inception and prior to the closing of its Business Combination with ZGP. These DTAs related to NOL carryforwards and future deductible amounts can be used to offset the Company’s taxable income in future periods and reduce its income taxes payable in those future periods. Unless the Company is able to generate sufficient taxable income to utilize its NOL carryforwards before their expiration, it is possible that some or all of these NOL carryforwards could ultimately expire unused. If this should become the expected outcome based on current estimates of future income, a substantial valuation allowance to reduce the Company’s DTAs could be required, which would materially increase the expenses in the period the allowance is recognized and materially adversely affect the Company’s results of operations and statement of financial condition.

ZAIS Group’s expenses are subject to fluctuations that could materially impact our results of operations.

ZAIS Group’s results of operations depend, in part, on the level of ZAIS Group’s expenses, which can vary from period to period. For the year ending December 31, 2015, we expect that ZAIS Group’s expenses will exceed its revenues. There can be no assurances that ZAIS Group will correct this expense imbalance in 2016 or beyond. ZAIS Group and its affiliates have a certain level of expenses that they incur as going concerns, and some of those expenses cannot be materially reduced. If ZAIS Group’s revenues decrease, without a corresponding decrease in expenses, ZAIS Group’s results of operations would be negatively impacted as is the case in the current year. While ZAIS Group attempts to project expense levels in advance, there is no guarantee that ZAIS Group will be able to adjust expenses quickly enough to match a declining asset base or that unforeseen expenses will not arise. Consequently, either event could have either a temporary or long-term negative impact on its results of operations.

ZAIS Group may be subject to litigation risks and may face liabilities and damage to ZAIS Group’s professional reputation as a result.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against investment managers have been increasing. ZAIS Group makes investment decisions on behalf of investors in the ZAIS Managed Entities that could result in substantial losses. This may subject ZAIS Group to legal liabilities or actions alleging, among other things, negligence, intentional misconduct, breach of fiduciary duty or breach of contract. Further, ZAIS Group may be subject to third-party litigation arising from allegations that ZAIS Group improperly exercised control or influence over investments. In addition, ZAIS Group and its affiliates, the ZAIS Managed Entities, and each of their respective officers and employees are each exposed to the risks of litigation related to investment activities, including litigation from investors and shareholders. Additionally, ZAIS Group is exposed to risks of litigation or investigation by investors or regulators alleging that ZAIS Group or a ZAIS Managed Entity engaged in transactions that presented conflicts of interest that were not properly addressed.

Legal liability or the commencement of legal actions against ZAIS Group could have a material adverse effect on ZAIS Group’s reputation, business, financial condition or results of operations. ZAIS Group depends to a large extent on ZAIS Group’s business relationships and ZAIS Group’s reputation for integrity and high-caliber professional services to attract and retain investors and to pursue investment opportunities for the ZAIS Managed Entities. As a result, allegations by private litigants or regulators of improper conduct by ZAIS Group, whether the ultimate outcome is favorable or unfavorable to ZAIS Group, as well as negative publicity and press speculation about us, ZAIS Group’s investment activities or the investment industry in general, whether or not valid, may harm ZAIS Group’s reputation, which may be damaging to its businesses.

The cost of insuring ZAIS Group’s business is significant and may increase.

ZAIS Group’s and our insurance costs are significant and can fluctuate substantially from year to year. In addition, certain insurance coverage may not be available or may only be available at prohibitive costs. As insurance coverage is renewed, it may be subject to additional costs caused by premium increases, higher deductibles, co-insurance liability, changes in the size of ZAIS Group’s business or nature of ZAIS Group’s operations, litigation or acquisitions or dispositions. ZAIS Group may also obtain additional forms, and increased levels, of coverage resulting from being a subsidiary of a public company which may involve materially increased costs.

In addition, we may obtain additional liability insurance for our directors and officers. There have been historical periods in which directors' and officers' liability insurance and errors and omissions insurance have been available only with limited coverage amounts, less favorable terms or at prohibitive cost, and these conditions could recur.

Risks Related to the ZAIS Managed Entities

Dependence on leverage by certain of the ZAIS Managed Entities subjects them to potential volatility and contractions in the debt financing markets and could adversely affect ZAIS Group’s ability to achieve attractive rates of return on those investments.

Certain of the ZAIS Managed Entities use leverage, and ZAIS Group’s ability to achieve attractive rates of return on investments in those ZAIS Managed Entities depends on ZAIS Group’s (or, in the case of a separately managed account, the client’s) ability to access sufficient sources of indebtedness at attractive rates. The ZAIS Managed Entities may choose to use leverage as part of their respective investment programs. As of September 30, 2015, ZAIS Group served as investment manager to four ZAIS Managed Entities utilizing various degrees of leverage. These ZAIS Managed Entities had combined AUM of $2.011 billion. The weighted average leverage ratio of these ZAIS Managed Entities is approximately 70.1% (based on net asset value), with one of the ZAIS Managed Entities accounting for a majority of the leverage employed. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss to investors. A ZAIS Managed Entity may borrow money from time to time to make investments or may enter into derivative transactions that have embedded leverage. The interest expense and other costs incurred in connection with such borrowing or embedded leverage may not be recovered by returns on such investments and may be lost, and the timing and magnitude of such losses may be accelerated or exacerbated, in the event of a decline in the market value of such investments. Gains realized with borrowed funds may cause the ZAIS Managed Entity’s net asset value to increase at a faster rate than would be the case without borrowings. Losses realized with borrowed funds may also cause the net asset value of the related ZAIS Managed Entity to decrease at a faster rate than would be the case without borrowings. Any of the foregoing circumstances could have a material adverse effect on ZAIS Group’s business and our results of operations and financial condition.

The use of leverage also gives rise to counterparty risk. In connection with repo financing, ZAIS Group is required to post an initial margin and subsequent variation margin calls. If the counterparty should become insolvent, initial and variation margin posted by a ZAIS Managed Entity could be lost due to the failure of the counterparty.

If the ZAIS Managed Entities or the issuers or companies in which the ZAIS Managed Entities invest raise capital in the structured credit, leveraged loan or high yield bond markets, the results of their operations may suffer if such markets experience dislocations, contractions or volatility. Any such events could adversely impact the availability of credit to businesses generally and could lead to an overall weakening of the U.S. and global economies. Any economic downturn could adversely affect the financial resources of the ZAIS Managed Entities and their investments (in particular those investments that depend on credit from third parties or that otherwise participate in the credit markets) and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Moreover, these events could affect the terms of available debt financing with, for example, higher rates, higher equity requirements or more restrictive covenants.

The absence of available sources of sufficient debt financing for extended periods of time or an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Certain investments may also be financed through borrowings on ZAIS Managed Entities’ debt facilities, which may or may not be available for a refinancing at the end of their respective terms. In addition, the interest payments on the indebtedness used to finance the ZAIS Managed Entities’ investments are generally deductible expenses for applicable income tax purposes, but may be subject to limitations with respect to timing or amount under applicable tax law and policy. Any change in such tax law or policy to eliminate or substantially limit the availability of these income tax deductions may reduce the after-tax rates of return on the affected investments for certain investors, which may have an adverse impact on ZAIS Group’s businesses and our financial results.

If the markets make it difficult or impossible to refinance debt that is maturing in the near term, some of ZAIS Group’s investee companies may be unable to repay such debt at maturity and may be forced to sell assets, undergo a recapitalization or seek bankruptcy protection. Any of the foregoing circumstances could have a material adverse effect on ZAIS Group’s business and our results of operations and financial condition.

Some of the ZAIS Managed Entities may invest in companies that are highly leveraged, which may increase the risk of loss associated with those investments.

Some of the ZAIS Managed Entities may invest in companies whose capital structures involve significant leverage. For example, in many non-distressed leveraged loan investments, indebtedness may be as much as 75% or more of an investee company’s total debt and equity capitalization, including debt that may be incurred in connection with the ZAIS Managed Entities’ investment, whether incurred at or above the investment-level entity. In distressed situations, indebtedness may exceed 100% or more of an investee company’s capitalization. Additionally, while the ZAIS Managed Entities generally purchase senior positions in the aforementioned companies, the debt positions acquired by the ZAIS Managed Entities may be the most junior in what could be a complex capital structure, and thus subject ZAIS Group to the greatest risk of loss.

Investments in highly leveraged entities are also inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments.

Furthermore, incurring a significant amount of indebtedness by an entity could, among other things:

•	subject the entity to a number of restrictive covenants, terms and conditions, any violation of which could be viewed by creditors as an event of default and could materially impact a ZAIS Managed Entity’s ability to realize value from the investment;

•	allow even moderate reductions in operating cash flow to render the entity unable to service its indebtedness, leading to a bankruptcy or other reorganization of the entity and a loss of part or all of the ZAIS Managed Entities’ investment in it;

•	give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity’s ability to respond to changing industry conditions if additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

•	limit the entity’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors that have relatively less debt;

•	limit the entity’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•	limit the entity’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or other general corporate purposes.

A substantial portion of the investments owned by the ZAIS Managed Entities are recorded at fair value as determined in good faith and, as a result, there may be uncertainty regarding the value of the investments of the ZAIS Managed Entities.

The debt and equity instruments in which the ZAIS Managed Entities invest for which market quotations are not readily available are valued at fair value as determined in good faith by ZAIS Group or such other party as may be responsible for the valuation of the relevant ZAIS Managed Entity. Most, if not all, of ZAIS Managed Entities’ investments (other than cash and cash equivalents) are classified as Level 3 under Accounting Standards Codification Topic 820 — Fair Value Measurements and Disclosures. This means that the valuation of assets owned by the ZAIS Managed Entities is based on unobservable inputs and assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of the ZAIS Managed Entities’ investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information, stale information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing or quotes accompanied by disclaimers materially reduces the reliability of such information and the pricing indications received may not accurately reflect the price at which a third party is willing to enter into a transaction.

The types of factors that ZAIS Group may take into account in determining the fair value of ZAIS Managed Entities’ investments generally include prices received from third party valuation agents, broker quotes (if available), market rates of interest, general economic conditions, economic conditions in particular industries, the condition of financial markets, the financial condition of issuers, recent trading activity, and other relevant factors. Because such valuations are inherently uncertain, may take into account prices that fluctuate substantially over short periods of time and may be based on estimates, ZAIS Group’s determinations of fair value may differ materially from the values that would have been used if a ready market for these debt and equity instruments existed.

Because there is significant uncertainty in the valuation of, or in the stability of the value of illiquid investments, the fair values of such investments as reflected in a ZAIS Managed Entity’s net asset value do not necessarily reflect the prices that would actually be obtained by ZAIS Group on behalf of the ZAIS Managed Entity when such investments are sold. ZAIS Managed Entities’ net asset value could be adversely affected if determinations regarding the fair value of such ZAIS Managed Entity’s investments were materially higher than the values that such ZAIS Managed Entity ultimately realizes upon the disposal of such loans and securities. Realizations at values significantly lower than the values at which investments have been reflected in the ZAIS Managed Entity net asset values would result in losses for the applicable ZAIS Managed Entity, a decline in asset management fees and the loss of potential incentive income. Also, a situation where asset values turn out to be materially different than values reflected in a ZAIS Managed Entity’s net asset value could cause investors to lose confidence in ZAIS Group which could, in turn, result in redemptions from the ZAIS Managed Entities or difficulties in raising additional funds for ZAIS Group to manage.

The ZAIS Managed Entities may face risks relating to undiversified investments.

While diversification within the asset classes in which the ZAIS Managed Entities invest is generally an objective of the ZAIS Managed Entities, there can be no assurance as to the degree of diversification, if any, that will be achieved in any ZAIS Managed Entity. Difficult market conditions or slowdowns affecting a particular asset class, geographic region or other category of investment could have a significant adverse impact on a ZAIS Managed Entity if its investments are concentrated in that area, which would result in lower investment returns. Such lack of diversification could expose a ZAIS Managed Entity to losses disproportionate to economic conditions or market declines in general if there are disproportionately greater adverse movements in the particular investments. If a ZAIS Managed Entity holds investments concentrated in a particular issuer, security, asset class or geographic region, such ZAIS Managed Entity may be more susceptible than a more widely diversified investment portfolio to the negative consequences of a single corporate, economic, political or regulatory event. Accordingly, a lack of diversification on the part of a ZAIS Managed Entity could adversely affect its performance and, as a result, ZAIS Group’s business and our results of operations and financial condition.

Investments made by the ZAIS Managed Entities may be volatile and may have limited liquidity.

Many of the ZAIS Managed Entities invest in relatively high-risk, illiquid assets that often have significantly leveraged capital structures, and ZAIS Group may fail to realize any profits from these investments for a considerable period of time, lose some or the entire principal amount it invests in these investments or may not be able to liquidate these investments at a desired price.

The ZAIS Managed Entities may make investments or hold trading positions in markets that are volatile and may be illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions, limits imposed by exchanges or other regulatory organizations, market disruptions and changes in industry and government regulations. When a ZAIS Managed Entity holds a security or position, it is vulnerable to price and value fluctuations and may experience losses if the value of the position decreases and it is unable to sell, hedge or transfer the position in a timely manner. Any losses suffered by the ZAIS Managed Entity may have a negative impact on ZAIS Group’s results of operations.

In particular, with respect to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to certain investments. In addition, over-the-counter contracts and cleared swaps may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but a ZAIS Managed Entity still may not be able to transfer an over-the-counter contract to a third party due to concerns regarding the counterparty’s credit risk. In addition, the ZAIS Managed Entities’ assets are subject to the risk of failure of any of the exchanges or other trading platforms on which their positions trade or of central clearinghouses or counterparties. Most U.S. exchanges limit fluctuations in certain prices during a single day by imposing “daily price fluctuation limits” or “daily limits,” the existence of which may reduce liquidity or effectively curtail trading in particular markets.

Therefore, it may be impossible or costly for the ZAIS Managed Entities to liquidate positions rapidly, particularly if the relevant market is moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. Alternatively, it may not be possible in certain circumstances for a position to be purchased or sold promptly, particularly if there is insufficient trading activity in the relevant market or otherwise.

Investments by the ZAIS Managed Entities may rank junior to investments made by others.

The securities in which the ZAIS Managed Entities invest may be subordinate to other of the third party issuer’s securities that rank senior to them. By their terms, these senior securities may provide that their holders are entitled to receive payments of interest or principal on or before the dates on which payments are to be made to the securities held by the ZAIS Managed Entities. Also, in the event of a default or other credit event including, but not limited to, liquidation, dissolution, reorganization or bankruptcy, holders of securities ranking senior to those held by the ZAIS Managed Entities may typically be entitled to receive payment in full before distributions could be made to the ZAIS Managed Entities. After repaying senior security holders, the issuer of the securities held by the ZAIS Managed Entities may not have any remaining assets to use for repaying amounts owed to the securities held by the ZAIS Managed Entities. To the extent that any assets remain, holders of securities that rank equally with those securities held by the ZAIS Managed Entities would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following insolvency, the ability of the ZAIS Managed Entities to influence an issuer’s affairs and to take actions to protect their investments may be substantially less than that of the senior security holders.

Third-party investors in certain of the ZAIS Managed Entities may not satisfy their contractual obligation to fund capital calls when requested, which could adversely affect a ZAIS Managed Entity’s operations and performance.

Historically, certain of the ZAIS Managed Entities have required investors to make capital commitments that ZAIS Group is entitled to call from those investors at any time during prescribed periods. ZAIS Group has historically depended on investors fulfilling and honoring their commitments when it calls capital from them in connection with making investments and otherwise paying their obligations when due. Any investor that did not fund a capital call would be subject to several possible penalties, including having a meaningful amount of its existing investment forfeited in that ZAIS Managed Entity. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the ZAIS Managed Entity and if an investor has invested little or no capital, for instance early in the life of the ZAIS Managed Entity, then the forfeiture penalty may not be as meaningful. Investors may also negotiate for lesser or reduced penalties at the outset of the ZAIS Managed Entity, thereby limiting ZAIS Group’s ability to enforce the funding of a capital call. Third-party investors in certain ZAIS Managed Entities often use distributions from prior investments to meet future capital calls. In cases where valuations of existing investments fall and the pace of distributions slows, investors may be unable to make new commitments to ZAIS Managed Entities. The failure of investors to honor a significant amount of capital calls for certain ZAIS Managed Entities could have a material adverse effect on the operation and performance of those ZAIS Managed Entities and, in turn, ZAIS Group’s business.

The ZAIS Managed Entities may be forced to dispose of investments at a disadvantageous time.

The ZAIS Managed Entities may make investments that they cannot advantageously dispose of prior to the date the applicable ZAIS Managed Entity is dissolved or that they may be forced to dispose of at an inopportune time to meet an investor redemption request. Although ZAIS Group generally expects that investments will be disposed of prior to dissolution or be suitable for in-kind distribution at dissolution of a ZAIS Managed Entity, such ZAIS Managed Entity may have to sell, distribute or otherwise dispose of investments at a disadvantageous time as a result of its dissolution. This would result in a lower than expected return on the investments and, perhaps, on the ZAIS Managed Entity itself.

Hedging strategies may adversely affect the returns on the ZAIS Managed Entities’ investments.

When managing the ZAIS Managed Entities’ exposure to market risks, ZAIS Group may from time to time use forward contracts, options, swaps (including total return swaps), caps, collars, floors, foreign currency forward contracts, currency swap agreements, currency option contracts or other instruments. The success of any hedging or other derivative transactions generally depends on the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty, the costs of the hedging transaction and other factors. Because the ZAIS Managed Entities may enter into transactions to hedge their exposure to market risks, while the transaction may reduce the risks of losses with respect to adverse movements in such market factors, the transaction may also limit the opportunity for gain if the value of the hedged positions increases. There can be no assurance that any hedging transaction will successfully hedge the risks associated with hedged positions or that it will not result in poorer overall investment performance than if it had not been executed.

While such hedging arrangements may reduce certain risks, such arrangements themselves may entail certain other risks. These arrangements may require the posting of cash or other collateral at a time when a ZAIS Managed Entity has insufficient cash or illiquid assets such that the posting of the cash is either impossible or requires the sale of assets at prices that do not reflect their underlying value. Moreover, these hedging arrangements may generate significant transaction costs, including potential tax costs and legal fees, which may reduce the anticipated returns on an investment. Finally, the U.S. Commodity Futures Trading Commission (“CFTC”) has indicated that it may soon issue a proposal for certain foreign exchange products to be subject to mandatory clearing, which could increase the costs of entering into currency hedges.

ZAIS Group’s failure to appropriately address conflicts of interest could damage ZAIS Group’s reputation and adversely affect ZAIS Group’s businesses.

ZAIS Group continues to confront potential conflicts of interest relating to its investment activities on behalf of itself and the ZAIS Managed Entities. ZAIS Group serves as the investment adviser to a number of ZAIS Managed Entities, including a publicly traded mortgage REIT, and may in the future establish new ZAIS Managed Entities that will compete with one another and with ZAIS Group. Certain ZAIS Managed Entities may have overlapping investment objectives and strategies, including different fee structures, and potential conflicts may arise with respect to ZAIS Group’s decisions regarding how to allocate investment opportunities and shared expenses among those ZAIS Managed Entities. For example, a decision to receive material non-public information about a company or loan borrower while pursuing an investment opportunity for a particular ZAIS Managed Entity gives rise to a potential conflict of interest if it results in ZAIS Group’s having to restrict the ability of other ZAIS Managed Entities to take any action with respect to such company.

There are also additional conflicts of interest that ZAIS Group encounters in managing the ZAIS Managed Entities. ZAIS Group may or may not cause a ZAIS Managed Entity to purchase different classes of securities that may have interests that conflict with the interests owned by another ZAIS Managed Entity. ZAIS Group or the ZAIS Managed Entities may hold similar positions or the same security, yet ZAIS Group may liquidate its position as circumstances warrant, potentially affecting the liquidity or value of the securities held by the ZAIS Managed Entities. ZAIS Managed Entities may take conflicting positions with that of other ZAIS Managed Entities. For example, a ZAIS Managed Entity may take a long position while another ZAIS Managed Entity may take a short position in the same security. Additional conflicts may arise in circumstances where the ZAIS Managed Entities purchase or sell assets to other ZAIS Managed Entities. Further, ZAIS Group may liquidate investments at different times than ZAIS Managed Entities due to, among other things, differences in investment strategies or fund durations.

In addition to the various conflicts set forth above, conflicts of interest may exist in the valuation of ZAIS Managed Entities’ investments and regarding decisions about the allocation of specific investment opportunities among the ZAIS Managed Entities and the allocation of fees and costs among the ZAIS Managed Entities. Though ZAIS Group believes it has appropriate means to resolve these conflicts, ZAIS Group’s judgment on any particular issue could be challenged. If ZAIS Group fails to appropriately address any such conflicts, it could negatively impact ZAIS Group’s reputation and ability to raise additional funds or maintain existing clients or result in potential litigation against us.

Certain of the ZAIS Managed Entities invest in residential mortgage backed securities (“RMBS”) and residential mortgage loans that are subject to particular risks.

Certain of the ZAIS Managed Entities invest in RMBS and residential mortgage loans. These loans may be either retained or securitized with the securities of the securitization entity sold to third party investors. As of September 30, 2015, ZAIS Group served as investment manager to nine ZAIS Managed Entities investing a portion of their assets in RMBS or residential mortgage loans with an aggregate fair market value of approximately $1.397 billion.

Holders of RMBS or securitized mortgage loans generally bear risks inherent in structured products. In particular, the rate of defaults and losses are affected by a number of factors, including general economic conditions, the unemployment rate, the level of interest rates, the availability of mortgage credit, local conditions in the geographic area where the related mortgaged property is located, the terms of the loan, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. Further, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, fires, floods, eruptions or riots. The above factors may have a larger effect depending on the composition of the residential mortgage loans. For example, subprime, non-conforming mortgage loans, balloon mortgage loans, interest only mortgage loans, adjustable-rate mortgage loans, and negatively amortizing mortgage loans may be subject to greater risks than traditional fixed rate mortgage loans. The residential mortgage loans held by ZAIS Managed Entities may not be diversified in terms of geography, interest rates or terms.

Foreclosure.  Residential mortgage foreclosure rates increased significantly in connection with the crisis in the credit markets that began in 2007 – 2008. This trend negatively impacted the financial and capital markets generally and the mortgage-lending and mortgage-investment industry segments more specifically. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited. In the event that a ZAIS Managed Entity invests in residential mortgage loans that are subsequently foreclosed on, such ZAIS Managed Entity would likely lose some or all of its investment, which could have a material adverse effect on the its performance and profitability.

Underwriting.  Defaults may result from substandard underwriting and purchasing guidelines or the failure of the loan originator to comply with good or adequate origination guidelines. The applicable originator’s underwriting standards and any applicable purchasing guidelines may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the market value of the related mortgaged property is sufficient to otherwise provide for recovery of such amounts. In addition, with respect to any exceptions made to the applicable originator’s underwriting standards in originating a mortgage loan, those exceptions may be subjective and may increase the risk that principal and interest amounts may not be received or recovered and compensating factors, if any, which may be the premise for making an exception to the underwriting standards may not, in fact, compensate for any additional risk. No assurance can be given that any of the mortgage loans that a ZAIS Managed Entity acquires from an originator comply with such originator’s underwriting guidelines or that any mortgage loans have compensating factors in the event that those mortgage loans do not comply with the related originator’s underwriting guidelines. Mortgage loans owned by the ZAIS Managed Entities either directly or through RMBS may have been originated with less stringent underwriting guidelines than mortgage loans being originated in the current environment.

Prepayment.  The rate of prepayments of newly originated residential mortgage loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage prepayments may increase if refinancing is available at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. However, an expansion of credit could result in an increase in refinancing activity even in a rising interest rate environment if credit standards are relaxed and underwriting guidelines expanded. Prepayments also may occur as a result of solicitations of the borrowers by mortgage loan lenders. In addition, the timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loan, or repurchases by the related originator for breaches of representations and warranties or defective documentation. An increase in prepayments has a negative effect on the value of mortgage loans purchased at a premium due to the loss of future interest payments.

Legal/Regulatory.  Ownership of residential mortgage loans also includes the potential of certain legal risks of ownership, including assignee liabilities. The Truth in Lending Act provides that subsequent purchasers of residential mortgage loans originated in violation of certain requirements specified in the Truth in Lending Act may have liability for such violations. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) also prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan. This requirement has been codified in the “ability-to-repay” rules (collectively, the “ATR Rules”) under the Truth in Lending Act (“Regulation Z”). The ATR Rules, among other things, require that originators follow certain procedures and obtain certain documents in order to make a reasonable, good faith determination of a borrower’s ability to repay a residential mortgage loan. In addition, the U.S. Consumer Financial Protection Bureau has issued regulations, which became effective January 2014, specifying the standards for a “qualified mortgage” that would have the benefit of a safe harbor from liability under the ATR Rules if certain requirements are satisfied, or a rebuttable presumption of safety from such liability if only certain of these requirements are satisfied. Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43% in general do not constitute qualified mortgages. Possible liabilities that could be required to be paid by an assignee of a mortgage loan include actual damages suffered by the borrower, litigation costs (which could exceed the principal amount of a mortgage loan), statutory damages and special statutory damages. A borrower may also assert a violation of the ATR Rules as a defense in a foreclosure action. Various state and local legislatures may adopt similar or more onerous provisions in the future. ZAIS Group is unable to predict how these laws and regulations relating to assignee liability may affect the ability of any ZAIS Managed Entity to successfully complete exit strategies that use securitization. In addition, the qualified mortgage rule may adversely affect the market generally for mortgage-backed securities, if investors are not willing to invest in pools of mortgage loans that do not satisfy the qualified mortgage requirement.

Third Party Service Providers.  Mortgage loans are subject to risks of loss related to the third party service providers such as loan servicers, including from violations of consumer protection laws, servicing protocols and servicing errors, including errors in the recordation of mortgage loans, or other factors that may cause foreclosure delays. Loan modifications by servicers may impact the value of mortgage loans.

Certain of the ZAIS Managed Entities invest in commercial mortgage and related assets that are subject to particular risks.

Certain of the ZAIS Managed Entities invest in a variety of assets backed by commercial mortgages including collateralized mortgage backed securities (“CMBS”), commercial real estate mortgages and mezzanine loans and direct commercial property ownership. As of September 30, 2015, ZAIS Group served as an investment manager to six ZAIS Managed Entities investing a portion of their assets in CMBS, commercial real estate mortgages, mezzanine loans and direct commercial property ownership with an aggregate fair market value of approximately $55.8 million.

The values of the commercial mortgage loans and the assets backed by commercial mortgages are influenced by the rate of delinquencies and defaults experienced on the commercial mortgage loans and by the severity of loss incurred as result of such defaults. The factors influencing delinquencies, defaults and loss severity include: (i) economic and real estate market conditions by industry sectors (e.g., multifamily, retail, office, etc.); (ii) the terms and structure of the mortgage loans; and (iii) any specific limits to legal and financial recourse upon a default under the terms of the mortgage loan.

Exercise of foreclosure and other remedies may involve lengthy delays and additional legal and other related expenses on top of potentially declining property values. In certain circumstances, the creditors may also become liable upon taking title to an asset for environmental or structural damage existing at the property.

Commercial mortgage loans have a risk of loss through delinquency and foreclosure. The ability of a borrower to repay a loan secured by income-producing property typically is dependent primarily upon the successful operation and operating income of such property (i.e., the ability of tenants to make lease payments, the ability of a property to attract and retain tenants, and the ability of the owner to maintain the property, minimize operating expenses and comply with applicable zoning and other laws) rather than upon the existence of independent income or assets of the borrower. Many commercial mortgage loans provide recourse only to specific assets, such as the property, and not against the borrower's other assets or personal guarantees.

Commercial mortgage loans generally do not fully amortize, which can necessitate a sale of the property or refinancing of the remaining “balloon” amount at or prior to maturity of the mortgage loan. Accordingly, investors in commercial mortgage loans and CMBS bear the risk that the borrower will be unable to refinance or otherwise repay the mortgage at maturity, thereby increasing the likelihood of a default on the borrower's obligation.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of a commercial mortgage property may be adversely affected by a large number of factors specific to the property, such as:

•	the age, design and construction quality of the mortgage property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

•	a decline in the financial condition of a major tenant at the mortgaged property;

•	an increase in vacancy rates for the applicable property type in the relevant geographic area;

•	a decline in rental rates as leases are renewed or entered into with new tenants;

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing or hotel capacity);

•	natural disasters or civil disturbances such as earthquakes, hurricanes, fires, floods, eruptions or riots;

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

•	the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant tends to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income. Any variance of these assumptions or projections, in whole or in part, could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

Certain of the ZAIS Managed Entities invest in structured finance securities that are subject to particular risks.

Certain of the ZAIS Managed Entities invest in structured finance securities, including CDOs, CLOs, credit default swaps, interest only and inverse interest only securities, synthetic risk transfer securities, securities backed by manufactured housing loans and other asset backed securities that are subject to particular risks, including:

•	Insolvency considerations with respect to issuers of securitized products;

•	Control rights and the intentions of the parties holding such control rights;

•	Uninvested cash balances may limit returns, thereby possibly limiting amounts available for distribution to the security holders;

•	The performance of structured finance securities are heavily dependent on the decisions of the manager of the securities;

•	Action by a rating agency may affect the performance of a structured finance security;

•	Optional or mandatory redemptions by holders of senior or mezzanine tranches of securities may affect the performance and life of the securities;

•	Limited information is available with respect to the collateral of these structured finance securities;

•	Certain structured finance securities may contain covenant lite loans which carry additional risks;

•	The restructuring of the government sponsored entities could impact the performance of securities guaranteed by such agencies; and

•	Structured finance securities often contain conflicts of interests between their manager and the owners of certain classes of the issuer’s securities.

Certain of the ZAIS Managed Entities invest in leveraged loans that are subject to particular risks.

Certain of the ZAIS Managed Entities invest in leveraged loans, either directly, or through securities backed by leveraged loans, including CLOs. Additionally, ZAIS Group invests in ZAIS Managed Entities that invest in the equity tranches of CLO transactions for which ZAIS Group serves as the collateral manager, which provides exposure to leveraged loans. Further, the recently adopted European and United States risk retention requirements, which are already in effect in the EU and will take effect in the United States in December 2016, require (or will require) ZAIS Group to invest in a percentage of the debt or equity in the CLOs (and therefore leveraged loans) it manages. Leveraged loans may be risky and investors in these types of investments could lose some or all of their principal.

Leveraged loans may experience volatility in the price that is paid on such leveraged loans. Such prices vary based on a variety of factors, including, but not limited to, the level of supply and demand in the leveraged loan market, general economic conditions, levels of relative liquidity for leveraged loans, the actual and perceived level of credit risk in the leveraged loan market, regulatory changes, changes in credit ratings and the methodology used by credit rating agencies in assigning credit ratings, and such other factors that may affect pricing in the leveraged loan market. Since leveraged loans may generally be prepaid at any time without penalty, the obligors of such leveraged loans would be expected to prepay or refinance such leveraged loans if alternative financing were available at a lower cost. For example, if the credit ratings of an obligor were upgraded, the obligor were recapitalized or if credit spreads were declining for leveraged loans, such obligor would likely seek to refinance at a lower credit spread. The rates at which leveraged loans may prepay or refinance and the level of credit spreads for leveraged loans in the future are subject to numerous factors and are difficult to predict. Declining credit spreads in the leveraged loan market and increasing rates of prepayments and refinancings are likely to result in a reduction of portfolio yield and interest collections on leveraged loans owned by the ZAIS Managed Entities.

Leveraged loans have historically experienced greater default rates than investment grade securities and loans. A non-investment grade loan or debt obligation or an interest in a non-investment grade loan is generally considered speculative in nature and may default for a variety of reasons, including:

•	Some of the borrowers have relatively short or no operating histories. These companies are and will be subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that these companies may not reach their investment objective and the value of a ZAIS Managed Entity’s investment in them may decline substantially.

•	The borrower companies may be unable to meet their obligations under the securities held by the ZAIS Managed Entities, which may be accompanied by a deterioration in the value of the securities holding these leverage loans or of any collateral with respect to any securities and a reduction in the likelihood of the ZAIS Managed Entities realizing on any guarantees they may have obtained in connection with their investment.

•	Because many of the obligors on leveraged loans are privately held companies, public information is generally not available about these companies. The ZAIS Managed Entities depend partially on obtaining adequate information to evaluate these companies in making investment decisions from biased parties including the lead underwriter(s) and the borrowers, themselves.

•	Many of these borrowers have substantial financial leverage which may make it difficult for them to access the capital markets to meet future capital needs. The high leverage also makes operating results less predictable and may affect their competitiveness, which could affect their ability to repay their loans.

•	Most of the ZAIS Managed Entities’ leveraged borrowers borrow money at floating spreads tied to LIBOR. When LIBOR rises, their total interest costs increase and their interest coverage ratios drop which can cause a payment default.

•	A portfolio company's failure to satisfy financial or operating covenants imposed by the ZAIS Managed Entities or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt securities that the ZAIS Managed Entities hold. The ZAIS Managed Entities may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Upon any loan becoming a defaulted asset, such defaulted asset may become subject to either substantial workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants with respect to such defaulted asset. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on such defaulted asset. The liquidity for defaulted assets may be limited, and to the extent that defaulted assets are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon.

Loans and interests in loans have significant liquidity and market value risks since they are not generally traded in organized exchange markets but are traded by banks and other institutional investors engaged in loan syndications. Because loans are privately syndicated and loan agreements are privately negotiated and customized, loans are not purchased or sold as easily as publicly traded securities. A portion of these investments may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or may otherwise be less liquid than publicly traded securities. In addition, historically the trading volume in the loan market has been small relative to the high-yield debt securities market. Depending upon market conditions, there may be a very limited market for leveraged loans. Non-investment grade loans are often issued in connection with leveraged acquisitions in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. The lower rating of non-investment grade loans reflects a greater possibility that adverse changes in the financial condition of the obligor or general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings or disruptions in the financial markets) or both may impair the ability of the obligor to make payments of principal and interest.

Certain of the ZAIS Managed Entities invest in credit default swaps and other synthetic securities that are subject to particular risks.

ZAIS Managed Entities may also enter into derivative transactions that have the effect of creating a “synthetic security” – that is, the artificial creation of an asset using combinations of other assets, at least some of which derive their value from one or more reference obligations – or invest in an entity whose assets consist of one or more “pre-packaged” synthetic securities. The use of synthetic securities presents risks in addition to those resulting from direct purchases of the reference obligations. Synthetic securities can frequently be created at a much lower net cost than would be incurred by purchasing (or selling short) the reference asset (or assets) but produce returns or losses that mirror the returns or losses of the reference asset (or assets), which has a leveraging effect that can produce high gains, but also high losses, in relation to the amount invested. While one or more components of a synthetic security may be exchange traded or cleared (such as futures contracts, or options on futures contracts, traded on a commodities exchange or cleared swaps), in many cases a synthetic security is created using over-the-counter transactions. When a synthetic security is created using over-the-counter transactions, the person creating the synthetic security (the “owner”) usually has one or more contractual relationships (typically in the form of swaps) only with counterparties with respect to the components of the synthetic security, and not with the obligor on the reference obligation. The owner generally has no right directly to enforce compliance by the reference obligor with the terms of the reference obligation or any rights of set-off against the reference obligor, nor does the owner generally have any voting or other consensual rights of ownership with respect to the reference obligation. ZAIS Managed Entities that establish synthetic security positions, or invest in entities that have established synthetic security positions, do not directly benefit from any collateral supporting the reference obligation and do not have the benefit of the remedies that would normally be available to a holder of a reference obligation. In addition, in the event of the insolvency of a counterparty to one or more of the components of the synthetic security, the owner of the synthetic security may be treated as a general creditor of the counterparty, and generally has no claim of title with respect to the reference obligation. Consequently, ZAIS Managed Entities that utilize synthetic securities would be subject to the credit risk of the counterparty as well as that of the reference obligor. As a result, concentrations of synthetic security positions with any one counterparty may subject ZAIS Managed Entities to additional risk with respect to defaults by such a counterparty as well as by the reference obligor.

Through their use of synthetic securities, ZAIS Managed Entities are exposed to the risks related to the reference obligations of such synthetic securities. The market value of a reference obligation generally fluctuates with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, international political events, developments or trends in any particular industry, the financial condition of the reference obligor (and the obligors of the securitized assets underlying a reference obligation that is collateral security) and the terms of the reference obligation. Adverse changes in the financial condition of reference obligors (and, if the reference obligor is an ABS issuer, of the obligors of the securitized assets underlying an ABS), general economic conditions or both may result in a decline in the market value of a reference obligation. In addition, future periods of uncertainty in the United States economy and the economies of other countries in which reference obligors (and the obligors of the securitized assets underlying an asset backed security) are domiciled and the possibility of increased volatility and default rates may also adversely affect the price and liquidity of reference obligations.

Many reference obligations have no, or only a limited, trading market. Trading in fixed income securities in general, including ABS and related derivatives, often takes place primarily in over-the-counter markets consisting of groups of dealer firms that are typically major securities firms. Because the market for certain ABS and related derivatives is a dealer market, rather than an auction market, no single obtainable price for a given instrument prevails at any given time. Not all dealers maintain markets in these securities at all times. The illiquidity of reference obligations can restrict the ability of ZAIS Group or the ZAIS Managed Entities to take advantage of market opportunities. Illiquid reference obligations may trade at a discount from comparable, more liquid investments. In addition, reference obligations may include privately placed securities that may or may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale, and even if such privately placed securities are transferable, the value of such reference obligations could be less than what may be considered the fair value of such securities.

ZAIS Group depends on its senior management team, senior investment professionals and other key personnel, and its ability to retain them and attract additional qualified personnel is critical to its success and growth prospects.

•	ZAIS Group depends on the diligence, skill, judgment, business contacts and personal reputations of ZAIS Group’s senior management team, including Christian Zugel, our Chief Investment Officer, Michael Szymanski, our President and Chief Executive Officer, senior investment professionals and other key personnel. ZAIS Group’s future success depends upon its ability to retain its senior professionals and other key personnel and its ability to recruit additional qualified personnel. These individuals possess substantial experience and expertise in investing, are responsible for locating and executing investments on behalf of the ZAIS Managed Entities, have significant relationships with the institutions that are the sources of many of the investment opportunities for the ZAIS Managed Entities and, in certain cases, have strong relationships with the investors in the ZAIS Managed Entities. Therefore, if any of ZAIS Group’s senior professionals or other key personnel join competitors or form competing companies, it could result in the loss of significant investment opportunities and certain existing investors.

•	The departure for any reason of any of ZAIS Group’s senior professionals could have a material adverse effect on ZAIS Group’s ability to achieve its investment objectives, cause certain of ZAIS Group’s investors to withdraw capital they invest or elect not to commit additional capital to the ZAIS Managed Entities or otherwise have a material adverse effect on ZAIS Group’s business and its prospects. The departure of some or all of those individuals, including ZAIS Group’s Chief Investment Officer, Christian Zugel, could also trigger certain “key man” provisions in the documentation governing certain ZAIS Managed Entities, which would permit the investors in those entities to withdraw their capital. ZAIS Group carries limited “key man” insurance on certain individuals that would provide ZAIS Group with proceeds in the event of the death or disability of certain of ZAIS Group’s senior professionals, and ZAIS Group does not have a policy that prohibits ZAIS Group’s senior professionals from traveling together.

•	The market for qualified investment professionals is extremely competitive and ZAIS Group may not succeed in recruiting personnel or it may fail to effectively replace current personnel who depart with qualified or effective successors. ZAIS Group’s efforts to retain and attract investment professionals may also result in significant additional expenses, which could adversely affect ZAIS Group’s profitability. In light of ZAIS Group’s expected results for 2015, ZAIS Group’s management has determined to reduce the payment of incentive compensation for 2015 payable to its investment professionals which could adversely affect our ability to attract and retain investment professionals.

•	Many of the members of ZAIS Group’s senior management team and ZAIS Group’s senior investment professionals have entered into non-competition agreements with ZAIS Group. There is no guarantee that these individuals will not resign, join ZAIS Group’s competitors or form a competing company, or that the non-competition provisions in these agreements would be upheld by a court. If any of these events were to occur, ZAIS Group’s business would be materially adversely affected.

Risk Factors Related to Future Growth

If ZAIS Group is unable to execute development opportunities, it may not be able to implement its growth strategy successfully.

ZAIS Group’s growth strategy includes both the expansion of certain of ZAIS Group’s existing businesses, as well as the development and implementation of new business opportunities as well as the capital to fund them, for example, to comply with new risk retention rules for CLO issuers. The success of these growth initiatives depends on, among other things: (a) the availability of suitable opportunities, (b) the level of competition from other companies that may have greater financial resources, (c) ZAIS Group’s ability to value potential development accurately and negotiate acceptable terms for those opportunities, (d) ZAIS Group’s ability to obtain requisite approvals and licenses from the relevant governmental authorities and to comply with applicable laws and regulations without incurring undue costs and delays, (e) ZAIS Group’s ability to identify and enter into mutually beneficial relationships with service providers and counterparties and (f) ZAIS Group’s ability to properly manage conflicts of interest. If ZAIS Group is not successful in implementing its growth strategy, its business, results of operations and the market price for our Class A common stock may be adversely affected.

We are conducting a strategic review of our business and fund activities with a view towards improving our profitability through organic growth, reduction in expenses, acquisitions, dispositions of assets or the sale or termination of business lines, including our mortgage related businesses, which are currently incurring losses or not meeting our expectations for contributing to our earnings.

ZAIS Group may enter into new businesses, make future strategic investments or acquisitions, enter into joint ventures and invest its own capital, each of which may result in additional risks and uncertainties in ZAIS Group’s business.

ZAIS Group intends to grow its business by increasing AUM in existing businesses, creating new investment products and, potentially, adding new business lines. The capital raised from the Business Combination is expected to facilitate ZAIS Group’s AUM growth. ZAIS Group may pursue growth through strategic investments. In addition, opportunities may arise for ZAIS Group to acquire other alternative or traditional asset managers. To the extent ZAIS Group makes strategic investments or acquisitions, enters into joint ventures, enters into a new line of business or invests its own capital, ZAIS Group will face numerous risks and uncertainties, including risks associated with (i) committing resources, (ii) the possibility that ZAIS Group has insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, (iii) combining or integrating operational and management systems and controls and (iv) risk of loss associated with investing its capital. To the extent that ZAIS Group invests its own capital, it will be subject to many of the risks described herein relating to the ZAIS Managed Entities. ZAIS Group’s investments may not be diversified, thereby increasing the risk of loss associated with certain of the investments ZAIS Group makes. Entry into certain lines of business may subject ZAIS Group to new laws and regulations with which it is not familiar, or from which ZAIS Group is currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if ZAIS Group is unable to efficiently manage its expanded operations, our results of operations will be adversely affected. In the case of joint ventures, we will be subject to additional risks and uncertainties in that ZAIS Group may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control.

ZAIS Group may use third-party distribution sources to market certain ZAIS Managed Entities and strategies, including ZAIS Group’s CLO management business.

ZAIS Group’s ability to grow its AUM is partially dependent on third-party intermediaries, including investment banks, solicitation agents and broker-dealers. No assurance can be made that these intermediaries will be accessible to ZAIS Group on commercially reasonable terms, or at all. In addition, pension fund consultants and other investment management consultants may review and evaluate ZAIS Group and its institutional products from time to time. Poor reviews or evaluations of either a particular product, or of ZAIS Group, may result in institutional client withdrawals or may impair ZAIS Group’s ability to attract new assets through these consultants.

The growth of ZAIS Group’s business depends in large part on its ability to raise capital from investors in the ZAIS Managed Entities. If ZAIS Group is unable to raise such capital, it would be unable to collect management fees or deploy such capital into investments, which would materially and adversely affect ZAIS Group’s business and our results of operations and financial condition.

ZAIS Group’s ability to raise capital from investors depends on a number of factors, including many that are outside of its control. Investors may downsize their investment allocations to rebalance a disproportionate weighting of their overall investment portfolio among asset classes. In the event of poor performance of the ZAIS Managed Entities, it could be more difficult for ZAIS Group to raise new capital. ZAIS Group’s investors and potential investors continually assess the performance of the ZAIS Managed Entities independently, relative to market benchmarks and relative to ZAIS Group’s competitors. ZAIS Group’s ability to raise capital for existing and future ZAIS Managed Entities, including new CLO securitizations, depends on the performance of the ZAIS Managed Entities. If economic and market conditions deteriorate, ZAIS Group may be unable to raise sufficient amounts of capital to support the investment activities of future ZAIS Managed Entities. If ZAIS Group is unable to successfully raise capital, ZAIS Group’s business and our results of operations and financial condition would be adversely affected.

The growth of ZAIS Group’s existing businesses combined with new business initiatives may place significant demands on ZAIS Group’s administrative, operational and financial resources.

We are contemplating certain growth initiatives, both in the expansion of ZAIS Group’s existing business lines and in new businesses. This growth, if successful, will place significant demands on ZAIS Group’s legal, compliance, accounting and operational infrastructure, and will result in increased expenses. In addition, ZAIS Group is required to continuously develop its systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting, regulatory and tax developments. ZAIS Group’s future growth depends in part on ZAIS Group’s ability to maintain an operating platform and management system sufficient to address ZAIS Group’s growth and requires ZAIS Group to incur significant additional expenses and to commit additional senior management and operational resources. As a result, ZAIS Group faces significant challenges, including:

•	maintaining adequate financial, regulatory (legal, tax and compliance) and business controls;

•	implementing new or updated information and financial systems and procedures;

•	training, managing and appropriately sizing ZAIS Group’s work force and other components of ZAIS Group’s businesses on a timely and cost-effective basis;

•	mitigating the diversion of management’s attention from ZAIS Group’s core businesses;

•	reducing the disruption of ZAIS Group’s ongoing business;

•	entering into markets or lines of business in which ZAIS Group may have limited or no experience;

•	maintaining the required investment of capital and other resources; and

•	complying with additional regulatory requirements.

Entry into certain lines of business may subject ZAIS Group to new laws and regulations with which it is not familiar, or from which it is currently exempt, and may lead to increased litigation and regulatory enforcement risk. If a new business does not generate sufficient revenues or if ZAIS Group is unable to efficiently manage ZAIS Group’s expanded operations, ZAIS Group’s results of operations will be adversely affected. ZAIS Group’s strategic initiatives may include joint ventures, in which case it will be subject to additional risks and uncertainties in that it may be dependent upon, and subject to liability, losses or reputational damage relating to systems, controls and personnel that are not under ZAIS Group’s control. We cannot identify all the risks we may face and the potential adverse consequences on ZAIS Group and any investment that may result from any attempted expansion.

Certain of ZAIS Group’s growth initiatives may be effectuated through seed investments in ZAIS Managed Entities.

Certain of ZAIS Group’s growth initiatives may be effectuated through seed investments in ZAIS Managed Entities. ZAIS Group has already made one such investment, an investment in a ZAIS Managed Entity focused on investing in equity tranches of CLOs for which ZAIS Group serves as the investment manager. As a seed investor, ZAIS Group may bear a disproportionate share of startup expenses related to the formation of a ZAIS Managed Entity. It may be difficult for ZAIS Group to attract additional investors and it may never be successful in finding additional investors to invest in these newly formed ZAIS Managed Entities where it has invested the capital. In such cases, the amount of investable capital would be constrained to the amount of capital invested in the ZAIS Managed Entity by ZAIS Group and the ZAIS Managed Entity may not be able to achieve the diversification or level of investments optimal to achieve the desired investment portfolio. Additionally, ZAIS Group may invest funds in a strategy in which it has little or no track record as an investment manager.

The market for securitization products may not grow or expand, which could result in limitations on ZAIS Group’s ability to effectuate certain of ZAIS Group’s growth strategies.

The market for securitization products may not grow or expand, which could limit ZAIS Group’s ability to effectuate certain of its growth strategies. Certain of ZAIS Group’s growth initiatives rely on ZAIS Group’s ability to purchase and securitize assets, including residential and commercial mortgage loans. If the market for securitization does not increase, ZAIS Group’s ability to effectuate its growth initiatives related to securitization may not be achievable.

ZAIS Group may in the future engage in certain market making activities that would require ZAIS Group or one of its subsidiaries to become a registered swap dealer or security-based swap dealer, which would result in significantly increased compliance and operational burdens.

As part of its growth strategy, ZAIS Group may decide to engage in certain market making activities that would require ZAIS Group or one of its subsidiaries to become a registered swap dealer or security-based swap dealer, which would result in a significantly increased compliance and operational burden. The Commodity Exchange Act (“CEA”), the Exchange Act and related regulations impose significant compliance requirements on swap dealers and security-based swap dealers in a number of areas, including capital and margin, reporting and recordkeeping, daily trading records, business conduct standards, documentation standards, monitoring of trading, risk management procedures, disclosure of information, ability to obtain information, conflicts of interest and segregation of collateral. Firms that wish to register as a swap dealer or a security-based swap dealer must have adequate documentation to support their compliance with these requirements, which could result in significant additional compliance and operational burdens on ZAIS Group. Any failure to comply with these rules, if applicable, could subject ZAIS Group to regulatory action or result in reputational harm and could affect the value of Class A common stock.

An increase in interest rates may have an impact on ZAIS Group’s ability to pursue certain of ZAIS Group’s growth initiatives.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing and increase the expected duration and weighted average of life of existing CMBS and underlying mortgage loans. A reduction in the volume of mortgage loans originated may affect the volume of assets available to purchase as part of ZAIS Group’s growth strategies related to residential and commercial mortgage related assets. Rising interest rates may also cause assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause ZAIS Group to be unable to acquire a sufficient volume of these mortgage related assets with a yield that is above ZAIS Group’s borrowing costs, ZAIS Group’s ability to satisfy certain of ZAIS Group’s growth initiatives and to generate income may be materially and adversely affected. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), ZAIS Group’s borrowing costs may increase more rapidly than the interest income earned on ZAIS Group’s assets. Because ZAIS Group expects its investments, on average, generally will bear interest based on longer-term rates rather than ZAIS Group’s borrowings, a flattening of the yield curve would tend to decrease ZAIS Group’s net income and the market value of ZAIS Group’s net assets. To the extent that ZAIS Group has purchased assets with long durations using short term borrowings, it may need to liquidate such assets at unfavorable prices if long-term funding or other sources of funds are unavailable. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease ZAIS Group’s net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event ZAIS Group’s borrowing costs may exceed ZAIS Group’s interest income and it could incur operating losses.

The current interest rate environment negatively impacts ZAIS Group’s business and may continue to do so.

The United States financial markets are experiencing a period of historically low interest rates which make it more difficult for the ZAIS Managed Entities to earn returns that investors may find attractive.  Lower returns make it more difficult for ZAIS Group to attract new investors or increase investments from existing investors in the ZAIS Managed Entities, resulting in reduced assets under management on which ZAIS Group earns management fees and a reduced potential to earn incentive fees.  Additionally, lower returns are less attractive to investors, resulting in the increased potential for investor redemptions.

In addition, certain of the ZAIS Managed Entities have acquired assets that would traditionally be securitized into structured finance securities.  In this low interest rate environment, the senior securities issued by certain of these securitization transactions have become unattractive to traditional buyers of these senior securities.  The lack of market participants for certain of these securities may have additional negative impact on the ZAIS Managed Entities, and in turn, ZAIS Group’s profitability.

Risks Related to ZAIS Group’s Regulatory Environment

Extensive regulation affects ZAIS Group’s activities, increases the cost of doing business and creates the potential for significant liabilities and penalties that could adversely affect ZAIS Group’s business and results of operations.

ZAIS Group’s business is subject to extensive regulation, including periodic examination, by governmental agencies and self-regulatory organizations in the jurisdictions in which it operates. The SEC oversees ZAIS Group’s activities as a registered investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”). The National Futures Association (the “NFA”) and the CFTC oversee ZAIS Group’s activities as a commodity pool operator and a commodity trading adviser. In addition, ZAIS Group regularly relies on exemptions from various requirements of the Securities Act, the Exchange Act, the 1940 Act, the CEA and ERISA. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom ZAIS Group does not control. If for any reason these exemptions were to be revoked or challenged or otherwise become unavailable to ZAIS Group, ZAIS Group could become subject to regulatory enforcement action or third-party claims, which could have a material adverse effect on ZAIS Group’s business.

Recently, the SEC has indicated that investment advisers who pay personnel transaction-based compensation for soliciting investments in the funds they advise, or who employ personnel solely responsible for marketing interests in the funds they advise, may be required to register as a broker-dealer or to arrange for those personnel to be registered representatives of a separate broker-dealer. ZAIS Group does not believe it or its personnel are required to so register. Nevertheless, no assurance can be made that new regulations, or new interpretations of existing regulations, will not result in ZAIS Group being required to register as a broker-dealer or its personnel to become registered representatives. In such an event, ZAIS Group would incur potentially substantial additional compliance costs, including the need to hire additional personnel.

Since 2010, states and other regulatory authorities have begun to require certain investment managers to register as lobbyists in connection with the solicitation of investments by public entities. ZAIS Group has registered as such in certain jurisdictions where required. Other states or municipalities may consider similar legislation or adopt regulations or procedures with similar effect. These registration requirements impose significant compliance obligations on registered lobbyists and their employers, which may include annual registration fees, periodic disclosure reports and internal recordkeeping, and may also prohibit the payment of contingent fees.

Each of the regulatory bodies with jurisdiction over ZAIS Group has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on or be compensated for particular activities. A failure to comply with the obligations imposed by the federal securities laws, including the SEC’s rules under the Advisers Act and the CFTC’s and NFA’s rules under the CEA relating to recordkeeping, privacy, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in investigations, sanctions and reputational damage. ZAIS Group is involved regularly in trading activities that implicate both U.S. securities and commodities law regimes, including laws governing trading on inside information, market manipulation and technical trading requirements that relate to fundamental market regulation policies. Violation of these laws could result in severe restrictions on ZAIS Group’s activities and damage to ZAIS Group’s reputation.

ZAIS Group’s failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of the registration of ZAIS Group’s and its relevant subsidiaries as investment advisers, commodity trading advisors or commodity pool operators. The regulations to which ZAIS Group’s businesses are subject are designed primarily to protect investors in the ZAIS Managed Entities and to ensure the integrity of the financial markets. They are not designed to protect our stockholders. Even if a sanction imposed against ZAIS Group, one of ZAIS Group’s subsidiaries or its personnel by a regulator is for a small monetary amount, the adverse publicity related to the sanction could harm ZAIS Group’s reputation, which in turn could have a material adverse effect on ZAIS Group’s businesses in a number of ways, including making it harder for ZAIS Group to obtain investments in the ZAIS Managed Entities and discouraging prospective clients and investors from doing business with ZAIS Group. See “—ZAIS Group is highly dependent on its information and communication systems; systems failures and other operational disruptions, including cyber-attacks, could significantly affect ZAIS Group’s business, which may, in turn, negatively affect ZAIS Group’s operating results.”

Failure to comply with “pay to play” regulations implemented by the SEC and certain states, and changes to the “pay to play” regulatory regimes, could adversely affect ZAIS Group’s businesses.

In recent years, the SEC and several states have initiated investigations alleging that certain private equity firms and hedge funds or agents acting on their behalf have paid money to current or former government officials or their associates in exchange for improperly soliciting contracts with state pension funds. In June 2010, the SEC approved Rule 206(4)-5 under the Advisers Act regarding “pay to play” practices by investment advisers involving campaign contributions and other payments to state or local candidates or government officials (including state or local government officials who run for federal office) able to exert influence on potential government entity clients. Among other restrictions, the rule prohibits investment advisers from providing advisory services for compensation to a government entity for a period of up to two years, subject to very limited exceptions, after the investment adviser, its senior executives or its personnel involved in soliciting investments from government entities make contributions (except in de minimis amounts) to certain elected candidates and officials in a position to influence the hiring of an investment adviser by such government entity. An adviser is required to implement compliance policies designed, among other matters, to track contributions by certain of the adviser’s employees and engagements of third parties that solicit government entities and to keep certain records to enable the SEC to determine compliance with the rule. In addition, there have been similar rules on a state level regarding “pay to play” practices by investment advisers.

As public pension plans are investors in some of the ZAIS Managed Entities, these rules could result in significant economic sanctions on ZAIS Group’s businesses if ZAIS Group or any of the other persons covered by the rules make any such contribution or payment, whether or not material or with an intent to secure an investment from a public pension plan, or may, for instance, provide a basis for the redemption of affected public pension fund investors. In addition, investigations relating to the foregoing activities may require the attention of senior management and may result in fines if ZAIS Group is deemed to have violated any regulations, thereby imposing additional expenses on us. Any failure on ZAIS Group’s part to comply with these rules could cause ZAIS Group to lose compensation for its advisory services and/or expose it to significant penalties and reputational damage.

New or changed laws or regulations governing ZAIS Group or the ZAIS Managed Entities’ operations and changes in the interpretation thereof could adversely affect ZAIS Group’s business.

The laws and regulations governing the operations of the ZAIS Managed Entities, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations and changes in their interpretation, or newly enacted laws or regulations and any failure by the ZAIS Managed Entities to comply with these laws or regulations, could require changes to certain of ZAIS Group’s business practices, negatively impact ZAIS Group’s operations, AUM or financial condition, impose additional costs on ZAIS Group or otherwise adversely affect ZAIS Group’s business. The following includes certain significant regulatory risks facing ZAIS Group’s business:

•	Changes in capital requirements may increase the cost of ZAIS Group’s financing. If regulatory capital requirements — whether under the Dodd-Frank Act, Basel III, or other regulatory action — were to be imposed on the ZAIS Managed Entities, they may be required to limit, or increase the cost of, financing they provide to others. Among other things, this could potentially require the ZAIS Managed Entities to sell assets at an inopportune time or price, which could negatively impact ZAIS Group’s operations, AUM or financial condition.

•	The imposition of additional legal or regulatory requirements could make compliance more difficult and expensive, affect the manner in which ZAIS Group conducts its businesses and adversely affect ZAIS Group’s profitability. The Dodd-Frank Act, among other things, imposes significant new regulations on nearly every aspect of the U.S. financial services industry, including new registration, recordkeeping and reporting requirements on private fund investment advisers. Importantly, while several key aspects of the Dodd-Frank Act have been defined through final rules, their extent and impact are not yet fully known and may not be known for some time. Several aspects of the Dodd-Frank Act remain outstanding and will be implemented by various regulatory bodies over the next several years. The imposition of any additional legal or regulatory requirements could make compliance more difficult and expensive, affect the manner in which ZAIS Group conducts its businesses and adversely affect the performance of the ZAIS Managed Entities or ZAIS Group’s profitability.

•	The implementation of the “Volcker Rule” could have adverse implications on ZAIS Group’s ability to raise funds from certain entities. In December 2013, the Federal Reserve and other federal regulatory agencies adopted a final rule implementing a section of the Dodd-Frank Act that has become known as the “Volcker Rule.” Subject to certain exceptions for offshore activities by non-U.S. banks and bank holding companies, the Volcker Rule generally prohibits insured banks or thrifts, any bank holding company or savings and loan holding company, any non-U.S. bank with a U.S. branch, agency or commercial lending company and any subsidiaries and affiliates of such entities, regardless of geographic location, from investing in or sponsoring “covered funds,” which generally include private equity funds or hedge funds and certain other collective investment vehicles and certain other proprietary activities. In addition, the Volcker Rule and its implementing regulations generally prohibit “proprietary trading” in many securities by banking organizations, subject to a market-making and certain other exceptions. Although the Volcker Rule regulations are lengthy and detailed and clarified many issues concerning the Volcker Rule’s scope and related exemptions, the interpretation and implementation of a variety of aspects of those regulations are still uncertain and may not be known for some time. The Volcker Rule clearly and substantially curtails investments by banking organizations in many kinds of private funds, and many commentators have suggested that notwithstanding the Volcker Rule’s market-making exception, an inability by major banking organizations (including major investment banks that are not commercial banks but are subsidiaries of bank holding companies) to engage in proprietary trading will adversely affect the depth and liquidity of the debt security markets. These developments could result in adverse impacts and uncertainties in the financial markets as well as ZAIS Group’s business. Although, in view of the nature of its investors and clients, ZAIS Group does not currently anticipate that the Volcker Rule will adversely affect the ZAIS Managed Entities or ZAIS Group’s fundraising to any significant extent, there could be adverse effects on ZAIS Group’s ability in the future to raise funds from the types of entities mentioned above as a result of this prohibition, and the proprietary trading restrictions may adversely affect trading in markets in which ZAIS Managed Entities invest.

•	Increased regulation on banks’ leveraged lending activities could negatively affect the terms and availability of credit to the ZAIS Managed Entities. In March 2013, the Office of the Comptroller of the Currency, the Department of the Treasury, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation published revised guidance regarding expectations for banks’ leveraged lending activities. This guidance, in addition to the final risk retention rules issued jointly by the Board of Governors of the Federal Reserve System, the Department of Housing and Urban Development, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency, and the SEC in October 2014, could further restrict credit availability, as well as potentially restrict certain of ZAIS Group’s investing activities that rely on banks’ lending activities. This could negatively affect the terms and availability of credit to the ZAIS Managed Entities. See “— ZAIS Group’s use of leverage to finance ZAIS Group’s businesses exposes ZAIS Group to substantial risks” and “— Dependence on leverage by the ZAIS Managed Entities and their investee companies subjects ZAIS Group to volatility and contractions in the debt financing markets and could adversely affect ZAIS Group’s ability to achieve attractive rates of return on those investments.”

•	New restrictions on compensation could limit ZAIS Group’s ability to recruit and retain investment professionals. The Dodd-Frank Act authorizes federal regulatory agencies to review and, in certain cases, prohibit compensation arrangements at financial institutions that give employees incentives to engage in conduct deemed to encourage inappropriate risk-taking by covered financial institutions. Such restrictions could limit ZAIS Group’s ability to recruit and retain investment professionals and senior management executives.

Recent changes in partnership tax audit rules effective commencing in 2018 will impose new obligations and potential liabilities on ZGP, ZAIS Group and the ZAIS Managed Entities and may make compliance more difficult and expensive.

On November 2, President Obama signed the Bipartisan Budget Act of 2015 (the “Act”) into law, instituting for tax years commencing after 2017 significant changes to the rules governing federal tax audits of entities such as ZGP and the ZAIS Managed Entities that are treated as partnerships for U.S. federal income tax purposes. The new rules impose an entity-level liability for taxes on partnerships (and concomitantly, in the case of a general or limited partnership (such as certain of the ZAIS Managed Entities), the general partner) in respect of Internal Revenue Service (“IRS”) audit adjustments, absent election of an alternative regime described below under which the tax liability is imposed at the partner level. The new rules constitute a significant change from existing law and will require clarification through guidance from the U.S. Treasury Department (the “Treasury”).

Certain small partnerships are eligible to elect out of the provisions altogether for a given taxable year, with the result that any adjustments to such a partnership’s items can be made only at the partner level. This election may be made only by partnerships with 100 or fewer partners, each of which is an individual, a C corporation, an S corporation or an estate of a deceased partner. Accordingly, for example, any partnership having another partnership as a partner is not eligible to elect out of the new audit regime.

Under the new rules, in general, any audit adjustment to items of partnership income, gain, loss, deduction or credit, and any partner’s distributive share thereof, are determined at the partnership level.  Subject to election of the alternative regime discussed below, the associated "imputed underpayment” — the tax deficiency arising from a partnership-level adjustment with respect to a partnership tax year (a "reviewed year") — is calculated using the maximum statutory income tax rate and is assessed against and collected from the partnership in the year that such audit or any judicial review is completed (the "adjustment year"). In addition, the partnership is directly liable for any related penalties and interest, calculated as if the partnership had been originally liable for the tax in the audited year.

Under an alternative regime, if the partnership makes a timely election with respect to an imputed underpayment and furnishes to each partner of the partnership for the reviewed year, and to the Treasury, a statement of the partner’s share of any adjustment to income, gain, loss, deduction or credit, the rules requiring partnership level assessment will not apply with respect to the underpayment and each affected partner will be required to take the adjustment into account on the partner’s individual tax return, and pay an increased tax, for the taxable year in which the partner receives the adjusted information return. Under this alternative, the reviewed year partners (rather than the partnership) are liable for any related penalties and interest, with deficiency interest calculated at an increased rate and running from the reviewed year.

The Act also institutes significant changes to procedural aspects of partnership audits. Among other things, the “tax matters partner” role under prior law is replaced with an expanded “partnership representative” role. The partnership representative, which will not be required to be a partner, will have sole authority to act on behalf of the partnership in an audit proceeding, and will bind both the partnership and the partners by its actions in the audit.

As noted, the Act’s new partnership audit regime applies to tax returns filed for partnership taxable years beginning after December 31, 2017. The delayed effective date affords time to consider the potential effects of the new rules on affected ZAIS entities, their partnership arrangements and operative agreements and to evaluate options for addressing them. While the Act provides that a partnership may elect for the amendments to the partnership audit rules made by the Act to apply to any return of the partnership filed for partnership taxable years beginning after the date of enactment of the Act and before 2018, it is not currently contemplated that any ZAIS entity will make such an election.

New rules may make mortgage securitization more difficult to achieve.

In September 2014, the SEC adopted rules substantially revising Regulation AB requirements regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities (the “Enhanced Disclosure Rules”). Among other things, publicly-issued asset-backed securities transactions issued after the effective date of the Enhanced Disclosure Rules require enhanced loan-level disclosure containing information that is not included as part of this prospectus, as well as substantial additional loan-level information, and requirements for a review of underlying assets by an independent asset representations reviewer if certain trigger events occur. In addition, the SEC has not yet acted on certain rules initially proposed in April 2010 and re-proposed in July 2011 that would make the Enhanced Disclosure Rules applicable to private offerings issued in reliance on Rule 144A or Rule 506 of Regulation D at the request of the investor. Furthermore, as a matter of market-place practice many Rule 144A offerings routinely comply with the rules applicable to public offerings.

Due to the expense of complying with Regulation AB, RMBS sponsors may be less inclined to issue RMBS in the future, thereby reducing investment opportunities for ZAIS Group. Furthermore, to the extent affiliates of ZAIS Group acquire mortgages in whole-loan form, the securitization of such mortgages may similarly be less efficient as a result of new compliance costs, therefore, adding to the expense of an important exit strategy.

New rules proposed by the Basel Committee may decrease market liquidity among banks and increase the volatility of certain securities owned by ZAIS Group and the ZAIS Managed Entities.

In May 2012, the Basel Committee on Banking Supervision (the “Basel Committee”) introduced a new capital framework, the Fundamental Review of the Trading Book (“FRTB”), which set out a number of specific measures designed to modify trading book capital requirements. It is expected that the final FRTB standards will be adopted by the Basel Committee in December 2015, and that modified standards based on the FRTB will be adopted by regulators in various jurisdictions. If FRTB standards are adopted, new rules would likely decrease market liquidity among banks and increase the volatility of certain securities owned by ZAIS Group and the ZAIS Managed Entities.

Risk retention requirements in Europe and the United States may make securitization of assets less profitable.

Recent laws and regulations in the EU may impose additional requirements and constraints on asset securitization, including Articles 404 through 410 of the Capital Requirements Regulation (Regulation (EU) No. 575/2013 of 26 June, 2013) (the “EU CRR”).  As of January 1, 2014, Articles 404 through 410 of the EU CRR have replaced Article 122a of the Capital Requirements Directive (Directive 2006/48/EC (as amended by Directive 2009/111/EC)) (the “CRD”). Article 122a of the CRD applied to credit institutions and holding companies of credit institutions incorporated in a Member State of the European Union and to their consolidated group entities, and imposed certain risk retention and ongoing due diligence requirements on these institutions, to the extent they invested in securitized assets.  Effective as of January 1, 2014, Articles 404 through 410 of the EU CRR replaced Article 122a of the CRD. Articles 404 through 410 of the EU CRR have recast and extended the risk retention and diligence requirements of Article 122a of the CRD, including by extending their applicability to investment firms regulated within a Member State of the European Union assuming exposure to a securitization position.  Furthermore, the guidelines on application of Article 122a of the CRD will be replaced by (i) the Commission Delegated Regulation (EU) No. 625/2014 dated March 13, 2014 (which came into force on July 3, 2014), supplementing Regulation (EU) No. 575/2013 through regulatory technical standards specifying the requirements for investor, sponsor, original lenders and originator institutions relating to exposures to transferred credit risk, based on the draft regulatory technical standards submitted to the European Commission by the European Banking Authority (the “EBA”) in accordance with Article 410(3) of the CRR (“Regulation No. 625/2014”), and (ii) the Commission Implementing Regulation (EU) No. 602/2014 (which came into force on June 25, 2014), approved by the European Commission and setting forth implementing technical standards for facilitating the convergence of supervisory practices with regard to the implementation of additional risk weights according to Regulation (EU) No. 575/2013, based on the draft regulatory technical standards submitted to the European Commission by the EBA in accordance with Article 410(3) of the CRR (“Regulation No. 602/2014”).

As of the date of this prospectus, it is not clear how the foregoing regulations will be implemented in each Member State of the European Union.  No assurance can be given that the implementation throughout the European Union of the EU CRR and related legislation and regulations will not affect the requirements relating to investments in securitized assets applying to relevant investors.

It should also be noted that similar but not identical requirements to those set out in Articles 404 through 410 of the EU CRR have been finalized for alternative investment fund managers which are required to become authorized under the European Union’s Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (the “AIFMD”).  The AIFMD has been implemented in the Member States of the European Union pursuant to Section 5 of Regulation (EU) No 231/2013 (the “AIFM Regulation”); Articles 50 through 56 of the AIFM Regulation contain the risk retention and diligence requirements applicable to regulated alternative investment fund managers assuming exposure to securitization positions on behalf of one or more alternative investment funds they manage.  Similar requirements are expected to be implemented for other types of European Union-regulated investors or investment managers (for example, insurance and reinsurance undertakings) in the future. Compliance with the increased regulatory burden imposed by the AIFMD may increase the operating expenses of ZAIS Group and the ZAIS Managed Entities.  In general, ZAIS Managed Entities must comply with legal requirements, including requirements imposed by the AIFMD, securities laws, and company laws in various jurisdictions where ZAIS Managed Entities are domiciled or offered. Should any of these laws change or exemptions under these regulations cease to be available or desirable over the duration of the ZAIS Managed Entities, the legal requirements to which the ZAIS Managed Entities may be subject could differ substantially from current requirements.

On October 21 and 22, 2014, six United States federal agencies (including the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) adopted the US Risk Retention Regulations, which will become effective in December 2016. Except with respect to asset-backed securities transactions that satisfy certain exemptions, the US Risk Retention Regulations generally require securitizers of asset-backed securities to retain not less than 5% of the credit risk of the assets collateralizing such asset-backed securities.  For purposes of these regulations, ZAIS Group will most likely be the “securitizer” for most CLOs it manages and most RMBS, CMBS or other asset-backed securities ZAIS Group originates.  It is not possible to fully predict the impact of the US Risk Retention Regulations on the structured credit market, but it is possible that these new regulations may lead to reduced liquidity, a smaller market for new issuances and a general decrease in expected revenue and profit for entities (like ZAIS Group) acting as securitizer or investing in RMBS, CMBS, CLOs or other structured credit investments.

As a result of the rules discussed above, ZAIS Group will likely be required to retain at least 5% of the credit risk of any securitization transaction that ZAIS Group sponsors in a Member State of the European Union or the United States, as applicable, and will therefore likely be prohibited for contractual and/or regulatory reasons from disposing of any such ‘risk retention’ investment during the life of the related securitization, even when it has an opportunity to do so.

A number of ZAIS Managed Entities trade instruments that require ZAIS Group to be registered with the CFTC as a Commodity Trading Adviser and a Commodity Pool Operator.

Certain ZAIS Managed Entities trade instruments that require ZAIS Group to be registered with the CFTC as a Commodity Trading Adviser (“CTA”) and a Commodity Pool Operator (“CPO”). Registration as a CTA and CPO requires that ZAIS Group comply with a number of complex regulations and conduct ZAIS Group’s business in compliance with certain restrictions placed on the activities of ZAIS Managed Entities. Additionally, as a CTA and CPO, ZAIS Group is subject to examination by the NFA. The compliance infrastructure necessary to conduct ZAIS Group’s business in accordance with these regulations is both costly and time consuming. If the NFA were to find that ZAIS Group is not conducting its business in accordance with these rules and regulations, it may be required to cease certain types of activities on behalf of the ZAIS Managed Entities. ZAIS Group’s inability to conduct certain types of trades could impede the performance of those ZAIS Managed Entities, may result in reputational harm to ZAIS Group and could have an impact on its profitability.

In order to trade certain derivatives products, ZAIS Group must maintain its membership on a Swap Execution Facility (“SEF”) and be subject to the SEF’s rules and regulations. Failure to maintain such membership, or failure to comply with the SEF’s rules, could adversely impact ZAIS Group’s business and results of operations.

The Dodd-Frank Act now requires that certain types of cleared derivatives trades be executed on a SEF. SEFs are self-regulatory organizations for purposes of the CEA, and SEF members must agree to comply with the rules and regulations of the SEF, including rules regarding trading practices, disclosure obligations, financial reporting requirements and books and records requirements. Each SEF charges transaction fees, and some SEFs require that their members indemnify the SEF against certain losses or costs that may be incurred as a result of the transactions executed on the SEF.

ZAIS Group currently maintains membership on two SEFs and is subject to the rules of each such SEF. Any failure to comply with these rules may subject ZAIS Group to regulatory action, may result in reputational harm and may affect the value of Class A common stock. In addition, no assurance can be made that ZAIS Group will be able to maintain its membership on any SEF in the future, which would prevent ZAIS Group from trading those types of swaps that are required by regulation to be executed on a SEF. Any inability of ZAIS Group to participate fully in the derivatives market may result in ZAIS Group being unable to execute on a trading strategy, which could adversely impact its business and results of operations.

We are subject to regulatory investigations, which could harm ZAIS Group’s reputation and cause the ZAIS Managed Entities to lose existing investors or accounts or fail to attract new investors or accounts.

Like most financial services firms, from time to time ZAIS Group is subject to formal regulatory inquiries.  ZAIS Group discloses information regarding such inquiries if disclosure is required pursuant to financial reporting or securities disclosure standards. While we are currently involved in a formal regulatory inquiry, in management’s opinion the matter is not appropriate for detailed disclosure.

The failure by ZAIS Group to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions. Even if an investigation or proceeding did not result in a fine or sanction or the fine or sanction imposed against ZAIS Group or ZAIS Group’s employees by a regulator were small in monetary amount, adverse publicity relating to an investigation, proceeding or imposition of these fines or sanctions could harm ZAIS Group’s reputation and cause the ZAIS Managed Entities to lose existing investors or accounts or fail to attract new investors or accounts.

ZAIS Group is subject to the U.K. Bribery Act, the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing ZAIS Group’s operations. If it fails to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect ZAIS Group’s business, results of operations and financial condition.

ZAIS Group’s operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010 (the “Bribery Act”), the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws that apply in countries where ZAIS Group does business. The Bribery Act, FCPA and these other laws generally prohibit ZAIS Group and ZAIS Group’s employees and intermediaries from bribing, being bribed or giving other prohibited payments or items or actions of value to government officials or other persons to obtain or retain business or gain some other business advantage. ZAIS Group’s commercial partners operate in a number of jurisdictions that may pose a risk of potential Bribery Act or FCPA violations, and ZAIS Group participates in collaborations and relationships with third parties whose actions could potentially subject ZAIS Group to liability under the Bribery Act, FCPA or local anti-corruption laws. In addition, ZAIS Group cannot predict the nature, scope or effect of future regulatory requirements to which ZAIS Group’s internal operations might be subject or the manner in which existing laws might be administered or interpreted.

ZAIS Group is also subject to other laws and regulations governing its international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions on countries or persons, customs requirements and currency exchange regulations, or “Trade Control Laws.”

There is no assurance that ZAIS Group will be completely effective in ensuring its compliance with all applicable anti-corruption laws, including the Bribery Act, the FCPA or other legal requirements and Trade Control Laws. If ZAIS Group is not in compliance with the Bribery Act, the FCPA and other anti-corruption laws or Trade Control Laws, it may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on ZAIS Group’s business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the Bribery Act, the FCPA, other anti-corruption laws or Trade Control Laws by U.K., U.S. or other authorities could also have an adverse impact on ZAIS Group’s reputation, ZAIS Group’s business, results of operations and financial condition.

Risks Relating to the Operation of ZAIS Group’s Business

ZAIS Group is subject to risks in using custodians, counterparties, administrators, prime brokers, clearing and other agents.

ZAIS Group, in its capacity as an investment adviser, and some of the ZAIS Managed Entities depend on the services of custodians, counterparties, administrators, prime brokers and other agents to carry out certain financing, investment and derivatives transactions. The terms of these contracts are often customized and complex. In particular, some of the ZAIS Managed Entities use arrangements with a relatively limited number of counterparties, which has the effect of concentrating the transaction volume (and related counterparty default risk) of such ZAIS Managed Entities with these counterparties.

The ZAIS Managed Entities are subject to the risk that the counterparty to one or more of these contracts defaults, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur suddenly and without notice to ZAIS Group. Moreover, if a counterparty defaults, ZAIS Group may be unable to take action to cover ZAIS Group’s exposure, either because ZAIS Group lacks contractual recourse or because market conditions make it difficult to take effective action. This inability could occur in times of market stress, which is when defaults are most likely to occur.

In addition, it may not be possible for ZAIS Group to accurately predict the impact of market stress or counterparty financial condition, and as a result, ZAIS Group may not be in a position to take sufficient action to reduce the ZAIS Managed Entities’ risks effectively. Default risk may arise from events or circumstances that are difficult to detect, foresee or evaluate. In addition, concerns about, or a default by, one large participant could lead to significant liquidity problems for other participants, which may in turn expose ZAIS Group to significant losses.

The ZAIS Managed Entities often have large positions with a single counterparty. For example, some of the ZAIS Managed Entities have credit lines. If the lender under one or more of those credit lines were to become insolvent, ZAIS Group may have difficulty replacing the credit line and one or more of the ZAIS Managed Entities may face liquidity problems.

In the event of a counterparty default, particularly a default by a major financial institution or a default by a counterparty to a significant number of ZAIS Managed Entities’ contracts, one or more of the ZAIS Managed Entities may have outstanding trades that they cannot settle or are delayed in settling. As a result, these ZAIS Managed Entities could incur material losses and the resulting market impact of a major counterparty default could harm ZAIS Group’s businesses, results of operation and financial condition.

In the event of the insolvency of a prime broker, custodian, counterparty or any other party that is holding assets of the ZAIS Managed Entities as collateral, the ZAIS Managed Entities might not be able to recover equivalent assets in full as they may rank among the prime broker’s, custodian’s or counterparty’s unsecured creditors in relation to the assets held as collateral. In addition, ZAIS Group has elected not to require swap dealers and major swap participants that are ZAIS Managed Entity counterparties to segregate any initial margin posted by the ZAIS Managed Entities in respect of any uncleared swaps entered into on or after November 3, 2014 in accordance with CFTC Rule 23.701. Because the ZAIS Managed Entities’ cash is not segregated from such counterparty’s own cash and may not be segregated from the prime broker’s, custodian’s or other counterparty’s own cash, the ZAIS Managed Entities may therefore rank as unsecured creditors in relation thereto and the ZAIS Managed Entities will bear the risk of such losses. If ZAIS Managed Entities’ derivatives transactions are cleared through a derivatives clearing organization, the CFTC has issued final rules regulating the segregation and protection of collateral posted by customers of cleared swaps.

The counterparty risks that ZAIS Group faces have increased in complexity and magnitude as a result of disruption in the financial markets in recent years. For example, the consolidation and elimination of counterparties has increased ZAIS Group’s concentration of counterparty risk and decreased the universe of potential counterparties. The ZAIS Managed Entities are generally not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with a single counterparty. In addition, counterparties have generally reacted to recent market volatility by tightening their underwriting standards and increasing their margin requirements for all categories of financing, which has the result of decreasing the overall amount of leverage available and increasing the costs of borrowing.

In addition to the risks currently faced with respect to trades processed on an over-the-counter market, as more derivatives trades become subject to the CFTC’s mandatory clearing rules, ZAIS Group will be required to consolidate these trades through ZAIS Group’s registered futures commission merchant(s). Currently, ZAIS Group maintains only one such relationship which exposes ZAIS Group to counterparty concentration risk. There can be no assurances that ZAIS Group will, in the future, enter into agreements with additional futures commission merchants.

ZAIS Group is highly dependent on its information and communication systems; systems failures and other operational disruptions, including cyber-attacks, could significantly affect ZAIS Group’s business, which may, in turn, negatively affect ZAIS Group’s operating results.

ZAIS Group’s business is highly dependent on its communications and information systems which may interface with or depend on systems operated by third parties, including market counterparties and other service providers. Any failure or interruption of these systems could cause delays or other problems in ZAIS Group’s activities, including in ZAIS Group’s target asset acquisition activities, which could have a material adverse effect on ZAIS Group’s operating results and negatively affect the value of Class A common stock and ZAIS Group’s ability to make distributions to ZGP.

Additionally, ZAIS Group relies heavily on financial, accounting and other data processing systems and operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in ZAIS Group’s operations may cause ZAIS Group to suffer financial loss, the disruption of ZAIS Group’s business, liability to third parties, regulatory intervention or reputational damage.

ZAIS Group also faces various security threats, including cyber security attacks to ZAIS Group’s information technology infrastructure and attempts to gain access to ZAIS Group’s proprietary information (including information of ZAIS Group’s clients, investors and employees), destroy data or disable, degrade or sabotage ZAIS Group’s systems. These security threats could originate from a wide variety of sources, including unknown third parties. As with all financial institutions, we may be exposed to new and emerging cyber threats against which we are not immediately or adequately protected. ZAIS Group is not aware of any cyber-attacks on its systems. Although ZAIS Group utilizes various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls are sufficient to prevent disruptions to ZAIS Group’s systems. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, such as personal client, investor, borrower and employee information, whether as a result of tampering, a breach of ZAIS Group’s network security systems, a cyber-incident or attack or otherwise, ZAIS Group could suffer financial loss, a disruption of ZAIS Group’s businesses, liability, regulatory intervention or reputational damage. As ZAIS Group grows its business, these risks become even greater as it has access to personally identifiable borrower information with respect to the newly originated mortgage loans that the ZAIS Managed Entities purchase.

Although ZAIS Group has back-up systems and cyber security and consumer protection measures in place, ZAIS Group’s back-up procedures, cyber defenses and capabilities in the event of a failure, interruption, or breach of security may not be adequate. Insurance and other safeguards ZAIS Group uses may not be available or may only partially reimburse ZAIS Group for its losses related to operational failures or cyber-attacks. In addition, ZAIS Group may choose to reimburse a client in the event of a trading error or under other circumstances, even if it is not legally required to do so, and any such reimbursements could adversely affect ZAIS Group’s results of operations.

Developing and maintaining ZAIS Group’s operational systems and infrastructure and protecting ZAIS Group’s systems from cyber security attacks and threats may become increasingly challenging and costly, which could constrain ZAIS Group’s ability to expand ZAIS Group’s businesses. Any upgrades or expansions to ZAIS Group’s operations or technology to accommodate increased volumes of transactions or otherwise may require significant expenditures and may increase the probability that ZAIS Group will suffer system interruptions and failures. ZAIS Group also depends substantially on its Red Bank office where a majority of ZAIS Group’s employees, administration and technology resources are located, for the continued operation of ZAIS Group’s business. Any significant disruption to that office could have a material adverse effect on ZAIS Group.

If ZAIS Group’s risk management systems for ZAIS Group’s asset management business are ineffective, ZAIS Group may be exposed to material unanticipated losses.

ZAIS Group’s risk management techniques and strategies may not fully mitigate the risk exposure of the ZAIS Managed Entities in all economic or market environments, or against all types of risk, including risks that ZAIS Group might fail to identify or anticipate. Some of ZAIS Group’s strategies for managing risk are based upon its use of historical market behavior statistics. ZAIS Group applies statistical and other tools to these observations to measure and analyze the risks to which the ZAIS Managed Entities are exposed. Any failures in ZAIS Group’s risk management techniques and strategies to accurately quantify such risk exposure could limit ZAIS Group’s ability to manage risks in the ZAIS Managed Entities or to seek adequate risk-adjusted returns. In addition, any risk management failures could cause a ZAIS Managed Entity’s losses to be significantly greater than the historical measures predict. Further, modeling does not take all risks into account. ZAIS Group’s approach to managing those risks could prove insufficient, exposing ZAIS Managed Entities to material unanticipated losses.

The due diligence process ZAIS Group undertakes in connection with investments by ZAIS Managed Entities may not reveal all facts that may be relevant in connection with an investment.

Before making certain investments, ZAIS Group conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to those investments. When conducting due diligence, ZAIS Group may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, service providers, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, ZAIS Group relies on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that ZAIS Group conducts with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

ZAIS Group uses analytical models and data in connection with the valuation of ZAIS Group’s investments and the investments of the ZAIS Managed Entities, and any incorrect, misleading or incomplete information used in connection therewith would subject ZAIS Group to potential risks.

Given the complexity of ZAIS Group’s investment strategies, ZAIS Group relies heavily on analytical models (both proprietary models and those supplied by third parties) and information supplied by third parties. Models and data are used to value potential target assets and also in connection with hedging ZAIS Group’s positions and those of the ZAIS Managed Entities. In the event models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose ZAIS Group to potential risks. For example, by relying on incorrect models and data, especially valuation models, ZAIS Group may be induced to buy assets at prices that are too high, to sell certain other assets at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty models and data may prove to be unsuccessful.

ZAIS Group relies on intellectual property to conduct its business and any disruption to this intellectual property could impede ZAIS Group’s ability to carry out its existing business and growth initiatives.

ZAIS Group’s business is dependent on the use of intellectual property, including intellectual property licensed from third parties and certain protected intellectual property that it has developed. Many of ZAIS Group’s investments are based on its analytical models and the systems that generate these models. There are a number of risks associated with ZAIS Group’s intellectual property including the risk that:

•	the third party licensing certain intellectual property to ZAIS Group is no longer willing to license such intellectual property to ZAIS Group, or is unwilling to license the intellectual property to ZAIS Group at a price that it is willing to pay;

•	the intellectual property that ZAIS Group has developed is stolen or sabotaged;

•	the intellectual property that ZAIS Group has developed becomes obsolete and ZAIS Group is unable to develop new intellectual property to replace the outdated systems, models or software; and

•	ZAIS Group is unable to retain or attract competent employees who are able to maintain and further develop such intellectual property.

Risk Factors Relating to Our Organizational Structure

Mr. Zugel controls a majority of the combined voting power of our common stock.

We have two classes of common stock: Class A and Class B common stock. At the closing of the Business Combination 20,000,000 shares of Class B common stock were transferred to the ZGP Founder Members and immediately deposited into a newly created irrevocable trust (the “ZGH Class B Voting Trust”), of which Christian Zugel is the initial sole trustee. Shares of Class B common stock are entitled to ten votes per share and vote with the holders of Class A common stock, as a single class, on all matters presented to holders of our common stock for a vote. The ZGH Class B Voting Trust is entitled to vote the shares of Class B common stock in its own discretion and represents 93.5% of the combined voting power of our common stock. In the future, even if all 180,000,000 authorized shares of Class A common stock are issued and outstanding, and assuming the 20,000,000 shares of Class B common stock remain outstanding, the holders of Class B common stock would hold approximately 52.6% of the combined voting power of our common stock. The number of shares of Class B common stock may be reduced in the future if the ZGP Founder Members’ ownership of our capital stock (which includes securities exercisable for or convertible into our capital stock) decreases below 20%.

For so long as the outstanding shares of Class B common stock represent at least a majority of the combined voting power of our common stock, the holders of Class B common stock are able to elect all of the members of our board of directors and thereby control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of securities, and the declaration and payment of dividends. In addition, the holders of Class B common stock are able to determine the outcome of all matters requiring approval of our stockholders, and are able to cause or prevent a change of control of the Company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of the Company even though it may be in the best interests of the holders of Class A common stock. In particular, this concentration of voting power could deprive holders of Class A common stock of the opportunity to receive a premium for their shares of Class A common stock as part of a sale of the Company, and could ultimately adversely affect the market price of the Class A common stock.

Mr. Zugel and the ZGP Founder Members have voting control and other significant influence over us, and their interests may differ from those of our public stockholders.

As sole trustee of the ZGH Class B Voting Trust, Mr. Zugel has control over approximately 93.5% of the voting power of the outstanding common stock of the Company, subject to reduction if the ownership of the Company or ZGP by the ZGP Founder Members decreases below 20%. The ZGP Founder Members also have consent rights under the Second Amended and Restated Limited Liability Company Agreement, as amended, among us, ZGP and the ZGP Founder Members (the “ZGP LLC Agreement”) with respect to certain actions of ZGP.

Mr. Zugel, together with Mr. Zugel’s spouse and family trusts and Laureen Lim, own approximately 33.5% of the outstanding Class A units of ZGP (“Class A Units”). Because such interest is held directly in ZGP, and not in the Company, Mr. Zugel, as an owner of Units, may have conflicting interests with holders of shares of our Class A common stock. For example, if ZGP makes distributions to the Company, the ZGP Founder Members and other members are also entitled to receive such distributions pro rata in accordance with their respective ownership in ZGP and their preferences as to the timing and amount of any such distributions may differ from those of our public stockholders. Mr. Zugel or his family trusts may also have different tax positions from us that could influence his decisions regarding whether and when to dispose of ZGP’s assets, especially in light of the Tax Receivable Agreement that we entered into in connection with the Business Combination, as amended (“Tax Receivable Agreement”), whether and when to incur new or refinance existing indebtedness, and whether and when the Company should terminate the Tax Receivable Agreement and accelerate its obligations thereunder. In addition, the structuring of future transactions may take into consideration Mr. Zugel’s tax or other considerations even where no similar benefit would accrue to us or our shareholders. See “Selling Stockholders — Material Relationships with Selling Stockholders — Tax Receivable Agreement.”

ZAIS’s only significant asset is its ownership of approximately 66.5% of ZGP. We have no operations of our own and no independent ability to generate revenue, and may not have sufficient funds to pay taxes, pay dividends on the Class A common stock, if any, or make payments under the Tax Receivable Agreement.

Because all of ZAIS’s activity is conducted through its operating subsidiary, ZAIS Group, we have no direct operations and no significant assets other than the ownership of approximately 62.5% of ZGP or approximately 66.5% of ZGP excluding the unvested 1,337,486 Class B Units of ZGP (“Class B Units”) that were outstanding as of September 30, 2015. With no operations of our own and no independent ability to generate revenue, we accordingly are dependent upon distributions from ZGP to pay our taxes, pay dividends to our stockholders and make payments under the Tax Receivable Agreement. We are required to pay taxes on our allocable share of the taxable income of ZGP without regard to whether ZGP distributes any cash or other property to us. Although the ZGP LLC Agreement requires ZGP to make distributions to the holders of the Class A Units and Class B Units (collectively, the “Units”) (including us) pro rata equal to the income tax on the cumulative positive taxable income of ZGP as determined based on an assumed tax rate and certain other factors, ZGP must have sufficient available cash in order to make these distributions. Further, although we intend to cause ZGP to make sufficient distributions to allow us to make payments under the Tax Receivable Agreement and pay dividends, if any, to our stockholders, deterioration in the financial condition, earnings or cash flow of ZGP and ZAIS Group for any reason could limit or impair ZGP’s ability to pay such distributions. Additionally, to the extent that we need funds and ZGP is restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

Payments of dividends, if any, is at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs (including our obligation to make payments under the Tax Receivable Agreement), plans for expansion and any legal or contractual limitations on our ability to pay dividends. Any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, ZGP is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of ZGP (with certain exceptions) exceed the fair value of its assets. ZAIS Group and its subsidiaries are generally subject to similar legal limitations on their ability to make distributions to unitholders.

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with exchanges of Units for Class A common stock and related transactions, we are required to pay the exchanging members of ZGP 85% of these tax benefits under the Tax Receivable Agreement.

Holders of Units (other than us) may, subject to certain conditions and transfer restrictions, exchange their Units for Class A common stock pursuant to the Exchange Agreement, dated as of March 17, 2015, by and among the Company, ZGP, the Company Unitholders (as defined therein) and Christian M. Zugel, as trustee of the ZGH Class B Voting Trust, as amended on July 21, 2015 (“Exchange Agreement”). These exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of ZGP. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

In connection with the Business Combination, ZAIS entered into the Tax Receivable Agreement, which provides for payment by ZAIS to exchanging holders of Units of 85% of income or franchise tax benefits, if any, that ZAIS realizes as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of ZAIS and not of ZGP. While the actual increase in our allocable share of ZGP’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, varies depending upon a number of factors, including the timing of exchanges, the price of shares of Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of ZGP, we expect that payments under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by the holders of Units. See “Selling Stockholders — Material Relationships with Selling Stockholders — Tax Receivable Agreement.”

The exchanging holders of Units will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change in control of ZAIS, the Tax Receivable Agreement will terminate, and ZAIS will be required to make a lump-sum payment to the ZGP Founder Members and holders of Class B Units (which are parties to the Tax Receivable Agreement and continue to hold Units as of such date) equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income and that all holders of Units which are parties to the Exchange Agreement would exchange their Units on the date of the termination. The change of control payment and termination payments to these holders of Units could be substantial and could exceed the actual tax benefits that ZAIS receives as a result of acquiring Units from other owners of ZGP because the amounts of such payments would be calculated assuming that ZAIS would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination.

Decisions made by Mr. Zugel (whether in his capacity as the trustee of the ZGH Class B Voting Trust or as an officer of the Company) in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the ZGP Founder Members and the holders of Class B Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction would generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction would increase an existing owner’s tax liability without giving rise to any rights of the ZGP Founder Members or holders of Class B Units to receive payments under the Tax Receivable Agreement.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that ZAIS realizes in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to ZAIS by ZGP are not sufficient to permit ZAIS to make payments under the Tax Receivable Agreement after it has paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.

Under the Tax Receivable Agreement, ZAIS may be required to make additional payments to the ZGP Founder Members under certain circumstances.

In the event that the ZGP Founder Members are required to recognize income or gain as a result of the release of up to an additional 2,800,000 Class A Units (the “Additional Founder Units”), ZAIS is required to make a payment to the ZGP Founder Members under the Tax Receivable Agreement in an amount equal to 100% of any actual tax refunds or reductions in taxes otherwise payable that ZAIS realizes as a result. ZAIS’s obligation to make this additional payment does not terminate as a result of an early termination or change of control under the Tax Receivable Agreement.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from the other ZGP members.

Under the Tax Receivable Agreement, we are entitled to retain 15% of the total tax savings we realize as a result of increases in tax basis created by exchanges of Units for Class A common stock or cash, and as a result of certain other tax benefits attributable to payments under the Tax Receivable Agreement. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully use such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Our public stockholders may experience dilution as a consequence of, among other transactions, the release of the Additional Founder Units or the issuance of any equity awards to our employees.

There are 1,600,000 authorized Class B-0 issuable to ZAIS Group employees, of which 1,337,486 were outstanding as of September 30, 2015. In addition, if certain conditions are satisfied, ZGP is required to release 2,800,000 Additional Founder Units to the ZGP Founder Members and may issue 5,200,000 additional Class B Units to ZAIS Group employees. The Company may also issue equity awards to ZAIS Group employees under the 2015 Stock Plan. The Company also has the ability to issue additional shares of common stock or preferred stock on terms and conditions established by our board of directors, subject only to the number of authorized shares in our amended and restated certificate of incorporation. Accordingly, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to participate in the future earnings and growth of the business.

The Class B common stock, the ZGP LLC Agreement and other provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for the Class A common stock and could entrench management.

The concentrated voting power of the Class B common stock may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. In addition, the ZGH Class B Voting Trust, as the holder of the Class B common stock, controls the vote on all matters presented to our stockholders for a vote, including the election of directors. Under the ZGP LLC Agreement, so long as the ZGP Founder Members own 10% of us on an as-if-exchanged basis, the ZGP Founder Members can veto a sale of the Class A Units that we hold, which would prevent many forms of a sale of the Company.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the merger or acquisition of our company more difficult without the approval of our board of directors. Among other things, these provisions:

•	authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of Class A common stock;

•	provide that the board of directors is expressly authorized to make, alter, or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of a majority or more of the voting power of all of the outstanding shares of our capital stock entitled to vote; and

•	establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Further, as a Delaware corporation, we are also subject to provisions of Delaware law, which may impair a takeover attempt that our stockholders may find beneficial. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of the Class A common stock.

A change of control could result in termination of ZAIS Group’s investment advisory and sub-investment advisory agreements.

Pursuant to the Advisers Act, none of ZAIS Group’s investment advisory and sub-investment advisory agreements may be “assigned” without the consent of the client. A sale of a controlling block of our voting securities and certain other transactions would be deemed an “assignment” pursuant to the Advisers Act and the 1940 Act. If such a deemed assignment occurs, there can be no assurance that we would be able to obtain the necessary consents from clients and, unless the necessary approvals and consents are obtained, the deemed assignment could adversely affect ZAIS Group’s ability to continue managing client accounts, resulting in the loss of AUM and a corresponding loss of revenue.

There are significant limitations on our right to make contractual indemnification claims against the ZGP Founder Members for the breach of any representations and warranties or covenants made by ZGP or the ZGP Founder Members in the Investment Agreement.

Our ability to make contractual indemnification claims against the ZGP Founder Members under any circumstances, including for a breach of any representations and warranties or covenants made by ZGP or the ZGP Founder Members in the Investment Agreement, dated as of September 16, 2014, by and among HF2, ZGP and the ZGP Founder Members (as amended, the “Investment Agreement”), is subject to significant limitations. Our only recourse is against Class A Units held by the ZGP Founder Members on a several basis, and a maximum of $7.5 million of damages is recoverable through the Class A Units retained by the ZGP Founder Members at the closing of the Business Combination and we can claim only against the Additional Founder Units (which may never be released if the applicable Total Per Share Value Thresholds are not satisfied) for any remaining damages. Moreover, our ability to seek indemnification is subject to other material limitations, including in most cases a time period limit of 18 months after the closing of the Business Combination on March 17, 2015, satisfaction of a $750,000 deductible and a liability cap of $15 million. Finally, Mr. Zugel through his role as sole trustee of the ZGH Class B Voting Trust and as our director and officer controls us. Although the Investment Agreement provides that consent of the independent directors of the combined company is required to enforce our rights (or to decide not to enforce our rights) under the Investment Agreement, there is no assurance that the independent directors in exercising their business judgment will choose to enforce our indemnification and other rights under the Investment Agreement.

Risk Factors Relating to us and our Class A common stock

We incur increased costs and are subject to additional regulations and requirements as a result of becoming a public operating company, which could lower our profits or make it more difficult to run our business.

As a public company, ZAIS incurs significant legal, accounting and other expenses that historically were not incurred by ZGP as a closely held business, including costs associated with public company reporting requirements. We also incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC and NASDAQ. The expenses incurred by public operating companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A common stock, fines, sanctions and other regulatory action and potentially civil litigation.

If our operating results and business expansion plans are not successful, the expectations of investors, stockholders or financial analysts may not be met and the market price of our securities may decline.

The price of our securities may fluctuate significantly due to economic conditions and other factors including the relatively low liquidity in the trading of our stock. An active trading market for our securities may never develop or, if developed, it may not be sustained. If our operating results and business plans do not meet the expectations of investors in ZAIS or securities analysts, the market price of the Class A common stock may decline. The market value of the Class A common stock has varied significantly since the closing of the Business Combination. Fluctuations in the price of the Class A common stock could contribute to the loss of all or part of your investment. If an active market for the Class A common stock develops, the trading price of the Class A common stock could continue to be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Factors affecting the trading price of the Class A common stock may include:

•	our ability to grow and manage growth profitably which may be affected by, among other things, competition, and the ability of the company, retain its management and key employees;

•	the outcome of any legal proceedings that may be instituted against us, ZGP or others in connection with the Business Combination;

•	the inability to meet NASDAQ’s continued listing requirements;

•	costs related to operating as a public company;

•	changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM;

•	the annual or quarterly results of operations or financial condition of companies perceived to be similar to us;

•	the relative and absolute investment performance of advised or sponsored investment products;

•	the impact of future acquisitions or divestitures;

•	the unfavorable resolution of legal proceedings;

•	the extent and timing of any share repurchases (which have not been authorized by the Board at this time);

•	the impact, extent and timing of technological changes and the adequacy of intellectual property protection;

•	the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or ZGP or its subsidiaries;

•	terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and us or ZGP and its subsidiaries;

•	the ability to attract and retain highly talented professionals; and

•	the impact of changes to tax legislation and, generally, our tax position.

Broad market and industry factors and general economic conditions may also materially harm the market price of the Class A common stock irrespective of our operating performance. The stock markets, in general, and NASDAQ, in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. A loss of investor confidence in the market for investment management companies, or the stocks of other financial services companies which investors perceive to be similar to us could depress the price of the Class A common stock regardless of our business, prospects, financial conditions or results of operations.

Any of the above described factors or circumstances could have a material adverse effect on your investment in the Class A common stock. In such circumstances, the trading price of the Class A common stock may not recover and may experience a further decline. A decline in the market price of the Class A common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our industry, or if they adversely change their recommendations regarding the Class A common stock, the price and trading volume of the Class A common stock could decline.

The trading market for the Class A common stock may be influenced by the research and reports that industry or securities analysts may publish about us, our business, our industry, or our competitors. If no securities or industry analysts commence coverage of us, the price and trading volume of the Class A common stock would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding the Class A common stock, or provide more favorable relative recommendations about our competitors, the price of the Class A common stock would likely decline. If any analyst who may cover us were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of the Class A common stock to decline.

NASDAQ may delist our shares which could limit investors’ ability to trade our shares and subject us to additional trading restrictions.

There can be no assurance we will be able to maintain our listing on the NASDAQ Capital Market. If NASDAQ delists our shares of Class A common stock, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our shares;

•	reduced price and liquidity with respect to our shares which may materially limit your ability to sell shares of Class A common stock;

•	a determination that the Class A common stock is a “penny stock” which would require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of the Class A common stock may decline due to the large number of shares of Class A common stock eligible for exchange and future sale.

The market price of shares of the Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of Class A common stock in the future at a time and at a price that we deem appropriate.

This registration statement is being filed pursuant to a demand by the holders of the Sponsors’ Shares. This registration statement also registers the Founders’ Shares. The presence of these additional shares of Class A common stock trading in the public market may have an adverse effect on the market price of the Class A common stock.

Pursuant to the registration rights agreement that we entered into in connection with the Business Combination, holders of Units can demand that we register the resale of shares of Class A common stock issued upon the exchange of Class A Units and vested Class B Units of ZGP. Although there are timing and other limitations on these exchanges as set forth in the Exchange Agreement, the possibility that these exchanges may occur may adversely impact the trading price of the Class A common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies make our shares of Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS ACT”), enacted in April 2012. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies.” We are currently, and in the future anticipate, taking advantage of these exemptions that do not require us to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, provide the full disclosure regarding executive compensation that would otherwise be needed in our periodic reports and proxy statements, hold a nonbinding advisory vote on executive compensation or shareholder approval of any golden parachute payments not previously approved. We could remain an “emerging growth company” until December 31, 2018, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b–2 under the Exchange Act, which would occur if the market value of the Class A common stock that is held by non–affiliates exceeds $700 million as of any January 31 before the end of that five-year period, or (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this provision, and, as a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict whether investors will find the Class A common stock less attractive because we have chosen to rely on these exemptions. If some investors find the Class A common stock less attractive as a result of any decisions to reduce future disclosure, there may be a less active trading market for the Class A common stock and our stock price may be more volatile.

We qualify as a “controlled company” within the meaning of NASDAQ’s rules and, as a result, qualify for, and may choose to rely on, exemptions from certain corporate governance requirements. In such a circumstance, you would not have the same protections afforded to stockholders of companies that are subject to such requirements.

The ZGH Class B Voting Trust holds approximately 93.5% of the combined voting power of all classes of our stock entitled to vote generally in the election of directors. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of NASDAQ. Under these rules, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies:

•	are not required to have a board that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

•	are not required to have a compensation committee that is composed entirely of independent directors; and

•	are not required to have a nominating and corporate governance committee that is composed entirely of independent directors.

Although we do not currently intend to use this exemption, we may choose to do so in the future. In such an event, a majority of the directors on our board would not be required to be independent. Accordingly, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NASDAQ. Being a controlled company may also adversely impact the trading price of the Class A common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted.

In general (and as applicable to us), a company is an “investment company,” as defined in the Investment Company Act of 1940 (the “Investment Company Act”), if either (1) it is “primarily” in the business of investing, reinvesting or trading in securities (Section 3(a)(1)(A) of the Investment Company Act) or (2)  the value of any “investment securities” it holds constitute more than 40% of the value of the entity’s total assets, computed on an unconsolidated basis, excluding cash items and U.S. government securities (Section 3(a)(1)(C) of the Investment Company Act).  The term “investment securities” for purposes of Section 3(a)(1)(C) is a broad term, but it excludes investments in majority-owned subsidiaries that are not themselves investment companies or exempted from investment company status merely by one of the “private investment company” exemptions under the Investment Company Act.

We believe we are not an investment company because we are not primarily in the business of investing, reinvesting or trading in securities and because less than 40% of our assets are investment securities. For all practical purposes, our only asset (other than cash and government securities) consists of our interest in ZAIS Group, our majority-owned subsidiary. In turn, less than 40% of the value of ZAIS Group’s assets consists of investment securities. We note that most of ZAIS Group’s assets (other than cash assets and government securities) consist of investment management contracts and the right to receive incentive compensation, neither of which we believe are investment securities. Accordingly, we believe that neither we nor ZAIS Group is an investment company.

ZAIS Group currently holds most of the proceeds of the Business Combination in U.S. treasury securities and money market funds, which, as described above, are excluded from the calculation of the 40% Test.  If, however, ZAIS Group deployed those proceeds as investments in private investment companies, including as investments to allow ZAIS Group to satisfy risk retention requirements, the assets in question would constitute investment securities for purposes of Section 3(a)(1)(C) of the Investment Company Act.  In addition, if ZAIS Group deployed those proceeds to satisfy risk retention requirements as investments in securitization vehicles that are not investment companies (because they qualify for exemptions from investment company status other than the private investment company exemptions) and those securitization vehicles were not majority owned subsidiaries of ZAIS Group, those interests would also constitute investment securities.  As a result of investments of that kind, we could fail to satisfy the 40% Test, and, if there were no other exclusions or exemptions available, we would be considered an investment company and required to register as such.

A determination that we were an investment company would have a significantly adverse effect upon us, for at least the following reasons:  (1) in the absence of receiving an exemptive order from the SEC, under Section 12(d)(3) of the Investment Company Act we might not be permitted to control an investment adviser registered under the Advisers Act; (2) our current governance structure would not comply with the requirements of the Investment Company Act; (3) we would be subject to significant restrictions on transactions with affiliates unless those transactions were approved by the SEC; (4) in the absence of receiving an exemptive order from the SEC, we could be subject to restrictions on the kind of incentive compensation that could be offered to employees; and (5) we would be subject to numerous other rules, both substantive and procedural, that apply to investment companies, compliance with which would be difficult and expensive.  On the other hand, if ZAIS Group could not deploy its assets to make some or all of the risk retention investments that are required in connection with securitizations, an inability to do so could also have a significantly adverse effect upon ZAIS Group’s business and upon us.

A portion of ZAIS Group’s revenue and cash flow is variable, which may impact ZAIS Group’s ability to achieve steady earnings growth on a quarterly basis and may cause volatility of our Class A common stock.

Although ZAIS Group believes that a portion of its revenue is consistent and recurring due to its investment strategy and the nature of its fees, a portion of ZAIS Group’s revenue and cash flow is variable, primarily due to the fact that the performance fees from the ZAIS Managed Entities can vary from year to year. For the nine months ended September 30, 2015, performance fees were 32.9% of ZAIS Group’s total revenues, representing an 88.6% decrease over the nine months ended September 30, 2014. For the years ended December 31, 2014 and December 31, 2013, performance fees were 74.6% and 49.9% of ZAIS Group’s total revenues, respectively. Additionally, ZAIS Group may also experience fluctuations in its results from quarter to quarter and year to year due to a number of other factors, including changes in the values of the ZAIS Managed Entities’ investments, changes in ZAIS Group’s operating expenses, the degree to which it encounters competition and general economic and market conditions. Such variability may lead to volatility in the trading price of Class A common stock. Moreover, ZAIS Group’s results for a particular period are not indicative of ZAIS Group’s performance in a future period.

Potential conflicts of interest may arise between holders of Class A common stock and the ZAIS Managed Entities’ investors.

As an investment adviser, ZAIS Group has certain fiduciary duties or contractual obligations to the ZAIS Managed Entities. As a result, it expects to regularly take actions with respect to the purchase or sale of investments by the ZAIS Managed Entities, the structuring of investment transactions for the ZAIS Managed Entities or otherwise in a manner consistent with such duties and obligations but that might at the same time adversely affect ZAIS Group’s near-term results of operations or cash flows. This may in turn have an adverse effect on the price of Class A common stock or on the interests of holders of Class A common stock. Additionally, to the extent ZAIS Group fails to appropriately deal with any such conflicts of interest, it could negatively impact ZAIS Group’s reputation and ability to raise additional assets in the ZAIS Managed Entities.

ZAIS Group’s use of leverage to finance its business exposes ZAIS Group to substantial risks, which are exacerbated by the ZAIS Managed Entities' use of leverage to finance investments.

ZAIS Group may eventually use a significant amount of borrowings to finance ZAIS Group’s business operations as a public company and the use of leverage is required to effectuate certain of ZAIS Group’s growth initiatives. That would expose ZAIS Group to the typical risks associated with the use of substantial leverage, including those discussed above under “— Dependence on leverage by certain of the ZAIS Managed Entities subjects them to volatility and contractions in the debt financing markets and could adversely affect ZAIS Group’s ability to achieve attractive rates of return on those investments.” These risks are exacerbated by the ZAIS Managed Entities' use of leverage to finance investments.

The Business Combination may adversely affect ZAIS Group’s ability to retain and motivate its senior management team, senior investment professionals and other key personnel and to recruit, retain and motivate new senior professionals and other key personnel, both of which could adversely affect ZAIS Group’s business, results and financial condition.

ZAIS Group’s future success and growth depend to a substantial degree on its ability to retain and motivate its senior management team, senior investment professionals and other professionals and to strategically recruit, retain and motivate new talented personnel, including new senior professionals. It is anticipated that members of ZAIS Group’s senior management team and investment professionals will receive a significant percentage of their compensation in the form of shares of ZAIS Class A common stock and Class B Units in lieu of cash, which may reduce their overall compensation depending upon our stock price performance. The replacement of any of these key individuals would involve significant time and expense and may significantly delay or prevent the achievement of ZAIS Group’s business objectives. In light of ZAIS Group’s expected results for 2015, ZAIS Group’s management has determined to reduce the payment of incentive compensation for 2015 payable to its management which could adversely affect our ability to retain these management professionals or attract new professionals to replace individuals in the event of departures.

In order to recruit and retain existing and future senior professionals, ZAIS Group may need to increase the level of compensation that it pays to them. Accordingly, as ZAIS Group promotes or hires new senior professionals over time, it may increase the level of compensation it pays to them, which would cause ZAIS Group’s total employee compensation and benefits expense as a percentage of ZAIS Group’s total revenue to increase and adversely affect ZAIS Group’s profitability. In addition, issuance of equity interests in ZAIS Group’s business to future senior professionals would dilute public stockholders.

ZAIS Group believes that it has a workplace culture of collaboration, motivation and alignment of interests with investors. The effects of the Business Combination, including potential changes in ZAIS Group’s compensation structure, could adversely affect this culture. If ZAIS Group does not continue to develop and implement the right processes and tools to manage its changing enterprise and maintain this culture, ZAIS Group’s ability to compete successfully and achieve its business objectives could be impaired, which could negatively impact its business, financial condition and results of operations.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts and we will not receive any proceeds from such sales.

SELLING STOCKHOLDERS

Up to 5,804,181 shares of our Class A common stock may be offered for resale by the selling stockholders under this prospectus, including (i) 4,100,981 shares (“Founder’s Shares”) issued prior to HF2’s initial public offering (the “IPO”), (ii) 1,553,200 shares issued concurrently with the consummation of the IPO (“Sponsors’ Shares”), and (iii) 150,000 shares issued in connection with the closing of the Business Combination.

To the extent permitted by law, the selling stockholders listed below may resell shares of our Class A common stock pursuant to this prospectus. Any donees, pledges, transferees or any other successors-in-interest must be named by prospectus supplement before they can sell their shares via this prospectus. We have registered the sale of the shares of our Class A common stock to permit the selling stockholders and their respective permitted transferees or other successors-in-interest that receive their shares from the selling stockholders after the date of this prospectus to resell their shares. The offer and sale of certain of the shares registered hereby is subject to certain contractual restrictions. Under letter agreements entered into with HF2 in connection with the IPO, the holders of the Founders’ Shares agreed not to transfer, assign or sell any of the Founders’ Shares (except to certain permitted transferees) until March 17, 2016 or earlier if, subsequent to March 17, 2015 (the closing of the Business Combination) (1) with respect to 50% of the Founders’ Shares, the last sales price of the Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination and, with respect to the remaining 50% of the Founders’ Shares, the last sales price of the Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination or (2) we consummate liquidation, merger, stock exchange or other similar transaction which results in all of our holders of Class A common stock having the right to exchange their shares of Class A common stock for cash, securities or other property (the “Founder Share Lockup Period”). In addition, in connection with the Business Combination, Bruce Cameron agreed not to transfer, assign or sell 116,254 of his Founders’ Shares (except to certain permitted transferees) until March 17, 2017 (two years after the date of the consummation of the Business Combination) and after such two year period he may only transfer, assign or sell 25% of such Founders’ Shares in any 12-month period (the “Cameron Lockup Period”).

The following table sets forth the number of shares of Class A common stock being offered by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the Founder Share Lockup Period described above and also sets forth the number of shares beneficially owned by the selling stockholders as of January 8, 2016. We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares. For purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Stockholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the table are based on 13,870,917 shares of Class A common stock outstanding as of January 8, 2016.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Broad Hollow Investors LLC(2)	289,124	2.1	289,124	0	*
Broad Hollow LLC(2)	28,125	*	28,125	0	*
Bulldog Investors General Partnership(3)	126,044	*	126,044	0	*
Burke Family Trust(4)	167,359	1.2	167,359	0	*
d.Quant Special Opportunities Fund, LP(5)	9,207,056	66.4	3,492,745	5,714,311	41.2
Dickinson Investments LLC(6)	6,304	*	6,304	0	*
EarlyBirdCapital, Inc.(7)	149,000	1.1	149,000	0	*
Foote Family Education Trust(8)	81,210	*	81,210	0	*
Elevation Investments LLC(9)	37,443	*	37,443	0	*
Healey Associates LLC(10)	196,230	1.4	196,230	0	*
Healey Family Foundation (11)	196,230	1.4	196,230	0	*
NAR Special Global LLC(12)	378,231	2.7	378,231	0	*
PanMar Capital LLC(13)	30,393	*	30,393	0	*
Parsifal Partners B LP(14)	139,466	1.0	139,466	0	*
Pensco Trust Company(15)	3,056	*	3,056	0	*
R. Bruce Cameron(16)	447,295	3.2	426,295	21,000	*
Gayle Jean Guadagno(17)	33,836	*	12,836	21,000	*
SC-NGU LLC(18)	6,304	*	6,304	0	*
White Sand Investor Group LP(19)	33,472	*	33,472	0	*
Joseph C. Canavan(20)	35,972	*	35,972	0	*
Jeffrey J. Hodgman(21)	12,608	*	12,608	0	*
Ramnarain Jaigobind(22)	31,519	*	31,519	0	*
Laureen Lim(23)	74,999	*	74,999	0	*
Thomas Maheras(24)	63,039	*	63,039	0	*
Sean C. McCarthy(25)	8,954	*	8,954	0	*
Drew R. Murphy (26)	16,454	*	16,454	0	*
Seymour A. Newman(27)	16,222	*	16,222	0	*
Paul David Schaeffer & Jacqueline K Schaeffer Living Trust DTD 3-1-04(28)	12,608	*	12,608	0	*
Rodney Yanker(29)	2,500	*	2,500	0	*
Randall S. Yanker(30)	126,077	*	126,077	0	*
Robert H. Zerbst(31)	13,657	*	13,657	0	*
Graubard Miller (32)	1,000	*	1,000	0	*

(*)	Represents less than 1%.

(1)	The number of shares presented in this table as owned prior to and after this offering does not include shares of Class A common stock issuable upon conversion of the Class A Units or Class B Units.

(2)

Tartan Farm Corp. is the managing member of Broad Hollow Investors LLC (“BHI”) and Broad Hollow LLC (“Broad Hollow”). Mr. Cameron is the President of Tartan Farm Corp and has voting and dispositive power over the shares held by BHI and Broad Hollow. BHI and Broad Hollow have indicated to us that they are affiliated with a broker-dealer by virtue of the fact that Mr. Cameron is the President and Chief Executive Officer of Berkshire Capital Securities LLC (“Berkshire Capital”), a broker-dealer. BHI and Broad Hollow have represented to us that the shares of Class A common stock offered for resale by BHI and Broad Hollow were acquired in the ordinary course of business and that they do not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 117,249 shares held by BHI that are subject to the Founder Share Lockup Period.

(3)	Andrew Dakos, Phillip Goldstein and Steven Samuels share voting and dispositive power with respect to the shares of Class A common stock offered for resale by Bulldog Investors General Partnership. Includes 13,074 shares that are subject to the Founder Share Lockup Period.

(4)	As trustee of the Burke Family Trust, T. Robert Burke has sole voting and dispositive power with respect to the shares of Class A common stock being offered for resale by the Burke Family Trust. Includes 17,359 shares that are subject to the Founder Share Lockup Period.

(5)	The shares reported are held by d.Quant Special Opportunities Fund, LP, a Delaware limited partnership (“SpecOps”). Neil A. Ramsey is the general partner of SpecOps and has sole voting and dispositive power over the shares held by SpecOps. Includes 3,492,745 shares that are subject to the Founder Share Lockup Period.

(6)	Daniel M. Dickinson has sole voting and dispositive power over the shares of Class A common stock offered for resale by Dickinson Investments LLC. Includes 654 shares that are subject to the Founder Share Lockup Period.

(7)	EarlyBirdCapital, Inc. (“EarlyBird”) served as the Company’s underwriter in connection with its IPO, see “— Material Relationships with Selling Stockholders — Agreements with Financial Advisers.” EarlyBird has indicated to us that it is a broker-dealer. Steven Levine, David Nussbaum and Eileen Moore share voting and dispositive power with respect to the shares of Class A common stock offered for resale by EarlyBird. The shares of Class A common stock offered for resale by EarlyBird were received by EarlyBird as compensation for services provided in connection with the IPO. EarlyBird has represented to us that it does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities.

(8)	Mr. Cameron is the trustee of the Foote Family Education Trust (“FFET”) and has voting and dispositive power over the shares held by FFET. FFET has indicated to us that it is affiliated with a broker-dealer as Mr. Cameron is the President and Chief Executive Officer of Berkshire Capital, a broker-dealer. FFET has represented to us that the shares of Class A common stock offered for resale by FFET were acquired in the ordinary course of business and that it does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. These shares are subject to the Founder Share Lockup Period.

(9)	The shares reported are held by Elevation Investments LLC (“Elevation”). R. Bradley Forth, the former Executive Vice President, Chief Financial Officer and Secretary of HF2 from October 5, 2012 (inception) until March 17, 2015, is the managing member of Elevation and has sole voting and dispositive power over the shares held by Elevation. Elevation has indicated to us that it is affiliated with a broker-dealer as Mr. Forth is a registered representative of Berkshire Capital, a broker-dealer. Elevation has represented to us that the shares of Class A common stock offered for resale by Elevation were acquired in the ordinary course of business and that it does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 37,443 shares that are subject to the Founder Share Lockup Period.

(10)	As the manager of Healey Associates LLC (“Healey”), John C. Hagerty has sole voting and dispositive power with respect to the shares of Class A common stock offered for resale by Healey. Includes 46,440 shares that are subject to the Founder Share Lockup Period.

(11)	Thomas J. Healey, Mary Margaret Healey, Jeremiah Healey, Megan Hagerty, Megan McKee Healey and John Hagerty share voting and dispositive power with respect to the shares of Class A common stock offered for resale by the Healey Family Foundation. Includes 46,440 shares that are subject to the Founder Share Lockup Period.

(12)	Neil A. Ramsey is the managing member of NAR Special Global, LLC and may be deemed to have beneficial ownership over these shares. Includes 39,231 shares that are subject to the Founder Share Lockup Period.

(13)	As managing partner of PanMar Capital LLC (“PanMar”), Oscar Junquera has sole voting and dispositive power with respect to the shares of Class A common stock being offered for resale by PanMar. Includes 5,393 shares that are subject to the Founder Share Lockup Period.

(14)	Kenneth Rilander has sole voting and dispositive power with respect to the shares of Class A common stock offered for resale by Parsifal Partners B LP. Includes 14,466 shares that are subject to the Founder Share Lockup Period.

(15)	The shares reported are held in an IRA by Pensco Trust Company (“Pensco”) and beneficially owned by R. Bradley Forth. Mr. Forth, the former Executive Vice President, Chief Financial Officer and Secretary of HF2 from October 5, 2012 (inception) until March 17, 2015, has voting and dispositive power over the shares. Pensco has indicated to us that it is affiliated with a broker-dealer as Mr. Forth is a registered representative of Berkshire Capital, a broker-dealer. Mr. Forth has represented to us that the shares of Class A common stock offered for resale by Pensco were acquired in the ordinary course of business and that he does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 3,056 shares that are subject to the Founder Share Lockup Period.

(16)	Includes 289,124 shares held by Broad Hollow Investors LLC and 28,125 shares held by Broad Hollow LLC. Tartan Farm Corp. is the managing member of Broad Hollow Investors LLC and Broad Hollow LLC. Mr. Cameron is the President of Tartan Farm Corp and has voting and dispositive power over the shares held by Broad Hollow Investors LLC and Broad Hollow LLC. Includes 81,210 shares held by the Foote Family Education Trust, of which Mr. Cameron is the trustee. Includes 33,836 shares held by Mr. Cameron’s spouse that Mr. Cameron may be deemed to beneficially own, 12,836 of which are offered hereby. Mr. Cameron is a member of the Board of Directors of the Company, and served as Chairman of the Board of HF2 from October 5, 2012 to March 17, 2015. Mr. Cameron has indicated to us that he is affiliated with a broker-dealer by virtue of the fact that he is also the President and Chief Executive Officer of Berkshire Capital, a company that provided administrative services to HF2 prior to the consummation of the Business Combination. See “— Material Relationships with Selling Stockholders — Transactions with our Sponsors.” Berkshire Capital is a broker-dealer. Mr. Cameron has represented to us that the shares of Class A common stock offered for resale by Mr. Cameron were acquired in the ordinary course of business and that he does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 226,295 shares that are subject to the Founder Share Lockup Period and 116,254 shares that are subject to the Cameron Lockup Period.

(17)	Ms. Guadagno is the spouse of R. Bruce Cameron. Ms. Guadagno has indicated to us that she is affiliated with a broker-dealer by virtue of the fact that Mr. Cameron is the President and Chief Executive Officer of Berkshire Capital, a broker-dealer. Ms. Guadagno has represented to us that the shares of Class A common stock offered for resale by Ms. Guadagno were acquired in the ordinary course of business and that she has no agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 12,836 shares that are subject to the Founder Share Lockup Period.

(18)	Ronald M. Lott has sole voting and dispositive power with respect to the shares of Class A common stock being offered for resale by SC-NGU LLC. Includes 654 shares that are subject to the Founder Share Lockup Period.

(19)	As officers of White Sand Investment Corp., the general partner of White Sand Investor Group LP (“White Sand”), Owen Donnelley, Elliott Donnelley and Marshall Donnelley share voting and dispositive power with respect to the shares Class A common stock offered for resale by White Sand. Includes 3,472 shares that are subject to the Founder Share Lockup Period.

(20)	Mr. Canavan was a member of the Board of Directors of HF2 from February 2013 until March 2015. Includes 5,972 shares that are subject to the Founder Share Lockup Period.

(21)	Includes 1,308 shares that are subject to the Founder Share Lockup Period.

(22)	Mr. Jaigobind has indicated to us that he is affiliated with a broker-dealer by virtue of the fact that he is an associate of Joseph Gunnar & Co., a broker-dealer. Mr. Jaigobind has represented to us that the shares of Class A common stock offered for resale by Mr. Jaigobind were acquired in the ordinary course of business and that he has no agreements or understandings, directly or indirectly, with any persons to distribute such securities. Includes 3,269 shares that are subject to the Founder Share Lockup Period.

(23)	These shares are subject to the Founder Share Lockup Period.

(24)	Includes 6,539 shares that are subject to the Founder Share Lockup Period.

(25)	Mr. McCarthy was a vice president of HF2 from July 2014 to March 2015. Mr. McCarthy has indicated to us that he is affiliated with a broker-dealer by virtue of the fact that he is an associate at Berkshire Capital, a broker-dealer. Mr. McCarthy has represented to us that the shares of Class A common stock offered for resale by Mr. McCarthy were acquired in the ordinary course of business and that he does not have any agreements or understandings, directly or indirectly, with any persons to distribute such securities. These shares are subject to the Founder Share Lockup Period.

(26)	Mr. Murphy was a senior vice president of HF2 from July 2015 to March 2015. Mr. Murphy has indicated to us that he is affiliated with a broker-dealer by virtue of the fact that he is a partner at Berkshire Capital, a broker-dealer. Mr. Murphy has represented to us that the shares of Class A common stock offered for resale by Mr. Murphy were acquired in the ordinary course of business and that he has no agreements or understandings, directly or indirectly, with any persons to distribute such securities. These shares are subject to the Founder Share Lockup Period.

(27)	Mr. Newman was the Chief Operating Officer of HF2 from July 2013 until March 2015. These shares are subject to the Founder Share Lockup Period.

(28)	Paul David Schaeffer and Jacqueline K. Schaeffer share voting and dispositive power over the shares of Class A common stock being offered for resale by the Paul David Schaeffer & Jacqueline K Schaeffer Living Trust DTD 3-1-04. Includes 1,308 shares that are subject to the Founder Share Lockup Period.

(29)	These shares are subject to the Founder Share Lockup Period.

(30)	Includes 13,077 shares that are subject to the Founder Share Lockup Period.

(32)	David A. Miller, as managing partner of Graubard Miller, has sole voting and dispositive power over the shares of Class A common stock being offered for resale by Graubard Miller.

Material Relationships with Selling Stockholders

Selling stockholders who acquired shares of Class A common stock in a private placement prior to or concurrently with HF2’s IPO have registration rights with respect to those shares of Class A common stock. A description of these registration rights is set forth below under the heading “—Registration Rights Agreements.”

Transactions with our Sponsors

In connection with the formation of HF2, on December 5, 2012, a total of 4,255,000 Founders’ Shares were sold to certain of HF2’s sponsors (“Sponsors”) at a price of approximately $0.005875 per share for an aggregate of $25,000. On February 26, 2013, HF2 repurchased 1,320,707 Founders’ Shares from certain Sponsors at the original sale price of approximately $0.005875 per share for an aggregate price of $7,760. On the same date, HF2 also sold 1,464,457 Founders’ Shares to certain existing and new Sponsors at the same price of approximately $0.005875 per share for an aggregate price of $8,605.

The Founders’ Shares are identical to the shares of Class A common stock sold in the IPO. However, under letter agreements entered into with HF2 in connection with the IPO, the Sponsors agreed (A) to vote their Founders’ Shares and any other shares acquired in or after the IPO in favor of the Business Combination, and (B) not to redeem any Founders’ Shares in connection with a stockholder vote to approve the Business Combination. Additionally, the Sponsors agreed not to transfer, assign or sell any of the Founders’ Shares (except to certain permitted transferees) until one year after the date of the consummation of the Business Combination or earlier if, subsequent to the Business Combination (1) with respect to 50% of the Founders’ Shares, the last sales price of the Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination and, with respect to the remaining 50% of the Founders’ Shares, the last sales price of the Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination or (2) we consummate liquidation, merger, stock exchange or other similar transaction which results in all of our holders of Class A common stock having the right to exchange their shares of Class A common stock for cash, securities or other property. In addition, in connection with the Business Combination, Bruce Cameron agreed not to transfer, assign or sell 116,254 of his Founders’ Shares (except to certain permitted transferees) until March 17, 2017 (two years after the date of the consummation of the Business Combination) and after such two year period he may only transfer, assign or sell 25% of such Founders’ Shares in any 12-month period.

On March 22, 2013, the Sponsors purchased an aggregate of 1,414,875 shares of Class A common stock at a price of $10.00 per share from HF2. We refer to these shares as the Sponsors’ Shares. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. On April 1, 2013, the Sponsors purchased an additional 183,525 Sponsors’ Shares at a price of $10.00 per share from HF2. These purchases took place on a private placement basis simultaneously with the consummation of the underwriters’ over-allotment option related to the IPO. In connection with such purchases, the Sponsors agreed (A) to vote their Sponsors’ Shares in favor of any proposed initial business combination, and (B) not to redeem any Sponsor Shares in connection with a stockholder vote to approve the Business Combination. Additionally, the Sponsors agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Business Combination.

In December 2012, Mr. Cameron purchased an aggregate of 20,000,000 shares of Class B common stock for an aggregate purchase price of $20.00, or $0.000001 per share, which is the per share par value. Mr. Cameron contributed the shares of Class B common stock to the HF2 Class Trust. Wilmington Trust, National Association served as administrative trustee of the HF2 Class B Voting Trust. Shares of Class B common stock are entitled to ten votes per share and will vote with the holders of Class A common stock, as a single class, on all matters presented to holders of our common stock for a vote. Shares of Class B common stock have no economic rights (other than the right to be redeemed at par value upon a liquidation).

Prior to the IPO, certain of HF2’s sponsors, officers and directors loaned HF2 an aggregate of $200,000 to cover expenses related to the IPO. The loans were payable without interest on the earlier of (i) December 5, 2013, (ii) the date on which the IPO was consummated or (iii) the date on which HF2 determined to not proceed with the IPO. The loans were repaid from the proceeds of the IPO that were not placed in the trust account that held the proceeds of the IPO (the “Trust Account”).

In order to meet HF2’s working capital needs prior to the Business Combination, the Sponsors, officers and directors had the option, but were not obligated to, loan HF2 funds, from time to time or at any time, in whatever amount they deemed reasonable in their sole discretion. Under the terms of the promissory notes evidencing such loans, the notes would either be paid upon consummation of the Business Combination, without interest, or, at the lender’s discretion, the notes included a right to be converted into shares of Class A common stock at a price of $10.00 per share. On October 23, 2014, Broad Hollow Investors LLC, one of the Sponsors and an affiliate of Bruce Cameron, loaned HF2 $300,000 pursuant to an interest-free promissory note. The loan became due and was paid in full upon the closing of the Business Combination. On December 2, 2014, R. Bradley Forth, our former Executive Vice President and Chief Financial Officer, loaned HF2 $100,000 pursuant to an interest-free promissory note. The loan became due and was paid in full upon the closing of the Business Combination.

The holders of Founders’ Shares, as well as the holders of Sponsors’ Shares, are entitled to registration rights pursuant to the Registration Rights Agreements (as defined below). Such holder may make demand registrations and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements. See “— Registration Rights Agreements — IPO Registration Rights Agreement.”

Berkshire Capital Securities LLC, an affiliate of Mr. Cameron, made available to us general and administrative services including office space, utilities and secretarial support, from the date that HF2’s securities were first listed on NASDAQ through the closing of the Business Combination. HF2 paid Berkshire Capital Securities LLC $10,000 per month for these services. This arrangement was terminated upon the closing of the Business Combination.

Business Combination

On March 17, 2015, the Business Combination was consummated pursuant to the Investment Agreement by and among HF2, ZGP and the ZGP Founder Members, whereby HF2 acquired a 66.5% interest in ZGP and changed its name to ZAIS Group Holdings, Inc. In the Business Combination, HF2 (i) made a $78.2 million cash contribution to ZGP and (ii) effected the transfer of 20,000,000 shares of our Class B common stock to the ZGP Founder Members which was immediately deposited into the ZGH Class B Voting Trust, of which Mr. Zugel is the initial sole trustee. The remainder of the Class A Units of ZGP not acquired by HF2 is held by the ZGP Founder Members. In his capacity of trustee of the ZGH Class B Voting Trust, Mr. Zugel has voting and investment power over the shares of Class B common stock held in the ZGH Class B Voting Trust. Each share of Class B common stock is entitled to 10 votes and there are currently 20,000,000 shares of Class B common stock outstanding. Consequently, in his capacity of trustee of the ZGH Class B Voting Trust, Mr. Zugel has effective voting control of the Company.

At the closing of the Business Combination, we also entered into the following agreements, each of which is discussed below: (i) the ZGP LLC Agreement, (ii) the Exchange Agreement, (iii) the BC Registration Rights Agreement (as defined below) and (iv) the Tax Receivable Agreement.

ZGP LLC Agreement

Upon the closing of the Business Combination, we entered into the ZGP LLC Agreement. We serve as the sole managing member of ZGP. Accordingly, we control ZGP’s and ZAIS Group’s business and affairs and are responsible for the management of ZAIS Group’s business. Although we are the managing member of ZGP, the ZGP Founder Members have certain consent rights, as described below under “— Consent Rights.”

Interests in ZGP are represented by the Units or other equity securities that we, in our capacity as managing member of ZGP, may establish. There are two classes of Units outstanding — the Class A Units and the Class B Units. The rights and obligations of the Class A Units and Class B Units are the same, except that the Class A Units and Class B Units have different forfeiture requirements and the Class B Units are subject to vesting. Prior to vesting, a Class B Unit will not have any economic participation or other material rights in ZGP.

At the closing of the Business Combination, the ZGP Founder Members’ interests in ZGP outstanding immediately prior to the closing were converted into 7,000,000 Class A Units. In addition, during the first five years after the closing of the Business Combination, ZGP will release up to an additional 2,800,000 Class A Units to the ZGP Founder Members if the sum of the average per share closing, price over any 20 trading-day period of the Class A common stock plus cumulative dividends paid on the Class A common stock between the closing and the day prior to such 20 trading-day period (“Total Per Share Value”) meets or exceeds specified thresholds, ranging from $12.50 to $21.50.

The ZGP LLC Agreement also provides for the grant of up to 6,800,000 Class B Units to employees of ZAIS Group subject to vesting conditions. The Class B Units are divided into five classes: Class B-0 Units, Class B-1 Units, Class B-2 Units, Class B-3 Units and Class B-4 Units. There are 1,600,000 authorized Class B-0 Units, 1,337,486 of which were outstanding as of September 30, 2015, and will vest in full on the later of the applicable grant date and the second anniversary of the closing of the Business Combination. The remainder of the 5,200,000 Class B Units will be granted by a representative of the ZGP Founder Members so long as the Founder Member Ownership Threshold (as described below under “— Consent Rights”) is met. When such threshold is no longer met, we, in our capacity as managing member of ZGP, may grant these Class B Units in our discretion.

The Class B-1, B-2, B-3 and B-4 Units will vest one-third when the total per share value meets or exceeds certain thresholds set forth below, and one-third on each of the first anniversary and second anniversary of such event. The Total Per Share Value thresholds must be met during the five year period after the closing of the Business Combination. The number of Class B Units subject to grant and the Total Per Share Values are as follows:

•	1,200,000 Class B-1 Units if the Total Per Share Value exceeds $12.50;

•	1,200,000 Class B-2 Units if the Total Per Share Value equals or exceeds $15.00;

•	1,400,000 Class B-3 Units if the Total Per Share Value equals or exceeds $18.00; and

•	1,400,000 Class B-4 Units if the Total Per Share Value equals or exceeds $21.50.

All of the Class B Units are subject to forfeiture upon certain events (See “— Class B Restrictive Covenants; Class B Unit Forfeiture”).

The Company holds approximately 66.5% of the outstanding equity in ZGP and the ZGP Founder Members hold approximately 33.5% of the outstanding equity of ZGP.

Consent Rights

So long as the ZGP Founder Members hold at least 10% of our capital stock (which includes securities exercisable for or convertible into our capital stock) whether directly or indirectly through ownership of Units exchangeable or convertible into our capital stock (“Founder Member Ownership Threshold”), ZGP cannot take any of the following actions without the consent of the ZGP Founder Members:

•	enter into any transaction with us that is not arm’s length other than as contemplated in the agreements documenting the Business Combination;

•	convert ZGP into a corporation or take any other action that would cause ZGP to be treated as a corporation for tax purposes;

•	dissolve, liquidate or otherwise wind up ZGP (other than pursuant to a change of control event);

•	enter into any agreement or otherwise commit to take any of the actions set forth above; or

•	borrow (whether itself or its subsidiaries) from any ZGP member or affiliate of a ZGP member or enter into a guarantee of its indebtedness with any ZGP member or affiliate of a ZGP member.

The ZGP Founder Members also have consent rights or control rights related to certain tax matters, in some instances regardless of whether the Founder Member Ownership Threshold is then satisfied. Among other things, we, in our capacity as managing member of ZGP, cannot make any tax elections or other tax related decisions that have a potential material and adverse bearing on any of the ZGP Founder Members. In addition, a representative of the ZGP Founder Members will control the preparation of ZGP’s tax return for, and the defense of any tax audit with respect to, the 2015 fiscal year of ZGP.

We also may not enter into any transaction with Mr. Christian Zugel, any of his family members or their respective affiliates without the prior consent of a majority of our independent directors.

The ZGP Founder Members also have rights to receive ZGP’s draft fiscal year budgets and audited year-end financial statements. These information rights will terminate when the Founder Member Ownership Threshold is no longer satisfied.

Distributions and Taxes

Holders of Units (including us) will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of ZGP. Except as otherwise required under Section 704 of the Internal Revenue Code of 1986, as amended, including with respect to income generated in respect of the undistributed eligible accounts, net profits and net losses of ZGP will be generally allocated to its Unit holders (including us) pro rata in accordance with their respective ownership percentage of the Units. Subject to certain exceptions, ZGP is required to make quarterly cash distributions to its Unit holders based on the cumulative taxable income of ZGP multiplied by the applicable highest effective marginal combined federal, state and local income tax rate for an individual resident (or corporate resident, if greater) in New York, New York, taking into account the character of the associated income, the year in which such income is recognized and the deductibility of state and local income taxes for federal income tax purposes and any limitations thereon.

ZGP is also obligated to make special distributions to the ZGP Founder Members in an aggregate amount equal to the undistributed eligible accounts as amounts attributable to such undistributed eligible accounts are received by the Company.

Holders of unvested Class B Units are not entitled to receive any distributions with respect to such Class B Units until they are vested.

Other than tax distributions and the special distributions to the ZGP Founder Members, other distributions are made at our sole discretion, in our capacity as managing member of ZGP.

Company Expenses

ZGP pays all costs, fees and expenses incurred by us in connection with the Investment Agreement and the related transaction documents or in connection with serving as managing member of ZGP. These expenses include costs of our securities offerings, compensation to our board of directors, costs of complying with our SEC filing obligations, litigation costs and accounting and legal fees. These expenses do not include our income or franchise tax obligations, other than Delaware franchise taxes, or our payment obligations under the Tax Receivable Agreement.

Class B Restrictive Covenants; Class B Unit Forfeiture

From the time a member holding Class B Units (a “Class B Member”) becomes a member of ZGP until the three-month anniversary (if the Class B Member holds 150,000 Units or less), six-month anniversary (if the Class B Member holds more than 150,000 Units but not more than 300,000 Units) or one year anniversary (if the Class B Member holds more than 300,000 Units), as applicable, of his or her termination of employment for any reason, each such Class B Member cannot (and will cause his, her or its affiliates not to), without our prior written consent (subject to certain exceptions):

•	invest in, own, manage, operate, finance, control, be employed by or participate in the ownership, management, operations or financing of, render service or advice or otherwise assist, any person or entity that engages in, owns, invests in, operates, manages or controls any business engaged in the providing of investment services with respect to mortgage, government, corporate or other credit products, including residential whole loans, RMBS, ABS, CRE, commercial whole loans, CMBS, investment grade government or corporate credit, high yield government or corporate credit or structured government or corporate credit vehicles or with respect to other products that compete with the ZGP business in the United States, Asia or Europe, in each case other than minor passive investments and managing his or her own or his or her own family’s assets or investments;

•	solicit, hire or employ any employee of ZGP or its subsidiaries who was employed or engaged by ZAIS Group;

•	solicit the business of any current, former or prospective client of ZAIS Group or otherwise induce a client to cease doing business with ZAIS Group;

•	publish or communicate any remarks or comments that disparage, impugn the character or business acumen or abilities of ZAIS Group or its management employees; or

•	disclose or communicate any non-public, confidential or proprietary information of ZGP or its subsidiaries.

A Class B Member will automatically forfeit his or her unvested Class B Units upon termination of his or her employment by ZAIS Group, resignation of his or her employment or upon such Class B Member’s breach of the above described restrictive covenants in the ZGP LLC Agreement or any other similar restrictive covenants that such Class B Member may be subject to. In addition, if a Class B Member breaches his or her restrictive covenants (whether in the ZGP LLC Agreement or otherwise), such Class B Member will cease to have any rights or benefits under the ZGP LLC Agreement other than the right to receive distributions and allocations, and ZGP may redeem all or any portion of such Class B Member’s vested Class B Units at a price per Unit of $0.01.

Transfers of Units

So long as the Founder Member Ownership Threshold is met, we cannot directly or indirectly transfer any Units without the prior written consent of the Founder Member Representative (as described under “—Founder Member Representative”), excluding transfers to a controlled affiliate, a change of control event and other specified exceptions.

Similarly, no other ZGP member may directly or indirectly transfer any of its Units without our consent other than pursuant to the terms of the Exchange Agreement and certain permitted transfers to affiliates, family members or in connection with the exercise of a ZGP Founder Member’s co-sale rights. In addition, any transfer by a ZGP Founder Member will also require the consent of the Required Independent Directors (as defined in the Investment Agreement). ZGP has the right to redeem the Units held by any ZGP member (other than the managing member) at a per Unit price of $0.01 if such ZGP member violates these transfer restrictions.

ZGP members also may not transfer Units if such transfer would violate securities laws or other specified laws, violate loan or debt instruments of us or ZGP, result in ZGP being taxed as a corporation or result in other specified consequences.

Drag-Along; Co-Sale Rights

If a change of control transaction is approved by both us, in our capacity as managing member, and (if the Founder Member Ownership Threshold is met) by the Founder Member Representative (as defined below), then each ZGP member (other than the managing member) is required to approve the change of control transaction and take other actions reasonably necessary or desirable to effect the change of control transaction. These other actions include agreeing to sell such member’s Units or Class A common stock on terms and conditions approved by us and, if applicable, the Founder Member Representative. The proceeds of any such sale will be allocated among the ZGP members in accordance with the distribution provisions that apply upon a liquidation and dissolution of ZGP.

If ZGP does not exercise its drag-along rights with respect to a change of control transaction, each ZGP Founder Member will have a co-sale right with respect to such transaction. The co-sale right allows a ZGP Founder Member to sell a percentage of its Units equal to the proportion of our Units that are being sold in such transaction.

Founder Member Representative

The ZGP Founder Members have appointed Christian Zugel as their representative (the “Founder Member Representative”) under the ZGP LLC Agreement. The Founder Member Representative may, on behalf of the ZGP Founder Members or any Class B Member, waive any rights of the ZGP Founder Members or the Class B Members under the ZGP LLC Agreement. Mr. Zugel can be replaced as Founder Member Representative by vote of the ZGP Founder Members only if Mr. Zugel has died or is incapacitated. If Mr. Zugel breaches any non-compete, non-solicit or certain other restrictive covenants, the Founder Member Representative will have no further consent rights under the ZGP LLC Agreement.

Amendments

Any amendment to the ZGP LLC Agreement must be signed by ZGP and us (after obtaining the approval of the Required Independent Directors (as defined in the Investment Agreement)). In addition, so long as the Founder Membership Ownership Threshold is met, any amendment to the ZGP LLC Agreement will also require the approval of the Founder Member Representative (subject to certain exceptions). Regardless of whether the Founder Member Ownership Threshold is met, generally any amendment that would materially and adversely affect the rights or duties of a ZGP member on a discriminatory and non-pro rata basis will require the consent of such member.

Exchange Agreement

The Company, ZGP, the ZGP Founder Members and the ZGH Class B Voting Trust have entered into the Exchange Agreement. The Exchange Agreement entitles each Founder Member to exchange Class A Units that it holds for either (at the Company’s option):

•	a number of shares of Class A common stock equal to the exchange rate (which initially will be one-to-one, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A common stock to be different than the number of Class A Units),

•	cash in an amount equal to the fair market value of the Class A common stock subject to exchange, or

•	a combination of shares of Class A common stock and cash, as described above.

Holders of Class B Units are also parties to the Exchange Agreement and are entitled to exchange their vested Class B Units (but not unvested Class B Units) for shares of Class A common stock, cash or a combination of the two at the same exchange rate and generally, the same terms. Exchanges can occur generally only on the first business day of any fiscal quarter.

Generally, the ZGP Founder Members and the holders of Class B Units are not entitled to exercise their exchange rights until the first fiscal quarter after the second anniversary of the closing of the Business Combination. In addition, during any 12-month period after the second anniversary of the closing of the Business Combination, the holders of Units are subject to further limitations on exchange. During any such 12-month period, a ZGP Founder Member may only exchange up to 25% of the aggregate number of Class A Units it held as of the first day of such 12-month period in which the exchange occurs. This limitation will expire after the first exchange date at which such ZGP Founder Member no longer holds Class A Units exceeding 10% of the maximum number of Class A Units previously held by such ZGP Founder Member. During any such 12-month period, a holder of Class B Units may only exchange a number of vested Class B Units in an amount not to exceed 25% of an amount equal to (x) the aggregate number of vested Class B Units held by such Class B Member as of the first day of such 12-month period in which the applicable exchange occurs minus (y) the cumulative number of Class B Units for which a tax-related exchange exception was provided (as described below). This limitation will expire after the first exchange date at which time such Class B Member ownership of Class B Units no longer exceeds 10% of an amount equal to (x) the maximum number of Class B Units previously held by such Class B Member minus (y) the cumulative number of Class B Units for which a tax-related exchange exception was provided.

The Exchange Agreement provides for exceptions to these limitations on exchange rights. First, upon the vesting of any Class B Units or upon the issuance of any immediately vested Class B Units, within 12 months of such date, in the event that the Class B Member’s tax obligations exceed the net proceeds such Class B Member could receive upon a sale of the shares of Class A common stock issuable in exchange for his or her vested Class B Units, such Class B Member will instead be entitled to immediately exchange a number of vested Class B Units so that the net proceeds from the sale of the Class A common stock into which such newly vested or issued Class B Units are exchangeable would be sufficient to satisfy his or her tax obligations.

Second, after the second anniversary of the closing of the Business Combination, the limitations on exchange rights can be waived by the compensation committee of the Board (in the case of the ZGP Founder Members’ limitations) or either the Chairman of the Board or the compensation committee of the Board (in the case of the Class B Members’ limitations).

Holders of Units also have the right to exchange their Units for Class A common stock upon a change of control of the Company, regardless of when that change of control occurs. A change of control includes a sale, lease or transfer of all or substantially all of the Company’s assets, including a sale of all Class A Units held by the Company; a person or group of persons (within the meaning of Section 13(d) of the Exchange Act) becoming the beneficial owner of a majority of the Company’s voting securities (excluding a group that includes Christian Zugel, his affiliates or the ZGH Class B Voting Trust) and a merger after the consummation of which members of our board of directors do not comprise at least a majority of the board of directors of the resulting entity or the Company’s voting securities do not represent a majority of the voting securities of the resulting entity.

The Exchange Agreement also provides that shares of Class B common stock held by the ZGH Class B Voting Trust will be cancelled once the ZGP Founder Members’ ownership of our capital stock (which includes securities exercisable for or convertible into our capital stock), as calculated under the Exchange Agreement, whether directly or indirectly through ownership of Units exchangeable or convertible into our capital stock (the “Founder Member Ownership Percentage”) falls below certain thresholds. Once the Founder Member Ownership Percentage falls below 20%, the ZGH Class B Voting Trust will surrender a percentage of its shares of Class B common stock equal to (x) 20% minus the Founder Member Ownership Percentage at such time divided by (y) 20%. After such adjustment, if the Founder Member Ownership Percentage decreases, the ZGH Class B Voting Trust will surrender a number of shares of Class B common stock equal to (x) the percentage reduction in the Founder Member Ownership Percentage divided by (y) 20% multiplied by (z) the number of shares of Class B common stock outstanding as of the Closing. When the Founder Member Ownership Percentage falls below 5%, or if certain ZGP Founder Members breach their non-competition or other specified restrictive covenants in the Investment Agreement, the ZGH Class B Voting Trust will surrender all of its shares of Class B common stock to the Company. Any shares of Class B common stock surrendered to the Company will be automatically deemed cancelled.

ZGP and the exchanging holder of Units will bear their own expenses in connection with the consummation of any exchange. Generally, ZGP will also bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by the Company in connection with an exchange.

The Exchange Agreement also provides that a holder of Units will not have the right to exchange Units if ZGP or the Company reasonably determines that such exchange would be prohibited by law or regulation or would violate the ZGP LLC Agreement or other agreements of the Company or ZAIS Group to which the holder of Units may be subject. ZGP or the Company may impose additional restrictions on exchanges that it determines are necessary or advisable so that ZGP is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Registration Rights Agreements

IPO Registration Rights Agreement

Upon the closing of the IPO, HF2 entered into a registration rights agreement with Sponsors and holders of Founders’ Shares (the “IPO Registration Rights Agreement”) pursuant to which HF2 granted registration rights with respect to shares of Class A common stock issued in private placements prior to and concurrently with the IPO.

Under the IPO Registration Rights Agreement, holders are entitled to make up to two demands that the Company register their Class A common stock for resale, subject to the conditions set forth in the IPO Registration Rights Agreement. A demand registration must be for securities reasonably expected to result in aggregate gross proceeds in excess of $500,000.

However, the holders may not exercise their demand registration right more than once in any 12 month period. In addition, the Company will not be obligated to affect a demand registration within 12 months of the effective date of a registration statement filed by us or if a qualifying shelf registration statement is effective. The Company may postpone the filing of a registration statement the Company determines in its good faith judgment that the filing would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time that would reasonably be expected to materially adversely affect the Company or would require inclusion in the registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. The Company must pay all expenses, except for underwriters’ fees, fees and disbursements of any counsel retained by the holders (subject to certain exceptions) and any other expenses not specified in the IPO Registration Rights Agreement that are incurred by the Company in connection with these demand registration rights.

If the Company is eligible to file a registration statement on Form S-3, the holders can request that the Company register their shares for resale on a shelf registration statement. Any registration must be reasonably expected to result in aggregate gross proceeds of at least $500,000. The holders cannot make more than one demand for an S-3 registration in any 12-month period. The same underwriter cut-back and ability for the Company to postpone the registration statement filing for demand registrations applies.

Business Combination Registration Rights Agreement

Upon the Closing of the Business Combination, we entered into a registration rights agreement with the ZGP Founder Members (the “BC Registration Rights Agreement” and, together with the IPO Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company granted registration rights to the ZGP Founder Members and other holders of Units that become a party to the BC Registration Rights Agreement (the “BC Registration Rights Holders”) with respect to shares of Class A common stock to be issued upon exchange of the Class A Units or vested Class B Units pursuant to the Exchange Agreement. Any such securities registered under any registration statement will be available for sale in the open market unless restrictions apply.

BC Registration Rights Holders have the right to demand that the Company register their Class A common stock for resale, subject to the conditions set forth in the BC Registration Rights Agreement. A demand registration must be for securities reasonably expected to result in aggregate gross proceeds in excess of $20 million.

However, the BC Registration Rights Holders may not exercise their demand registration right more than once in any 12 month period. In addition, the Company will not be obligated to affect a demand registration within 180 days of the effective date of a registration statement filed by us or if a qualifying shelf registration statement is effective. The Company may postpone the filing of a registration statement for a reasonable period of time not in excess of 75 days once in any 12-month period if our board of directors determines in its good faith judgment that the filing would reasonably be expected to materially adversely affect any bona fide material financing or any material transaction under consideration by the Company or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time that would reasonably be expected to materially adversely affect the Company. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. The Company must pay all expenses, except for underwriters’ fees, fees and disbursements of any counsel retained by the BC Registration Rights Holders (subject to certain exceptions) and any other expenses not specified in the BC Registration Rights Agreement that are incurred by the Company in connection with these demand registration rights.

If the Company is eligible to file a registration statement on Form S-3, the BC Registration Rights Holders can request that the Company register their shares for resale on a shelf registration statement. Any registration must be reasonably expected to result in aggregate gross proceeds of at least $10 million. The BC Registration Rights Holders cannot make more than three demands for an S-3 registration in any 12-month period. If the Company is eligible as a “Well Known Seasoned Issuer” under the Securities Act, the requesting holders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. The same underwriter cut-back and ability for the Company to postpone the registration statement filing for demand registrations applies, except the time period that the Company may postpone the filing is 90 days in any 12-month period under most circumstances.

BC Registration Rights Holders have the right to “piggyback” on most types of registration statements that the Company files. If the Company registers any securities for public sale, BC Registration Rights Holders have the right to include their shares in the registration for resale by the BC Registration Rights Holders, subject to the conditions set forth in the BC Registration Rights Agreement.

Tax Receivable Agreement

We are party to the Tax Receivable Agreement with the ZGP Founder Members and holders of Class B Units which requires us to pay to the ZGP Founder Members and holders of vested Class B Units that exchange such Units for Class A common stock of the Company 85% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change in control) as a result of the increases in tax basis and certain other tax benefits related to the exchange of Class A Units or the exchange of vested Class B Units for Class A common stock. This is our obligation, and not that of ZGP. We would retain the remaining 15% of tax savings, if any, realized.

In addition, under the Tax Receivable Agreement, in the event that the ZGP Founder Members are required to recognize income or gain as a result of the release of Additional Founder Units to the ZGP Founder Members, we will be required to make a payment to the ZGP Founder Members in an amount equal to 100% of any tax refunds or reductions in taxes otherwise payable that we actually realize as a result. Our obligation to make this additional payment does not terminate as a result of an early termination or change of control under the Tax Receivable Agreement.

Estimating the amount of payments that we may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in our share of ZGP’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges of Class A Units or Class B Units for shares of Class A common stock — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable and amortizable assets of ZGP at the time of the exchanges;

•	the price of Class A common stock at the time of exchanges of Class A Units or Class B Units — the increase in our share of the basis in the assets of ZGP, as well as the increase in any tax deductions, will be related to the price of Class A common stock at the time of these exchanges;

•	the extent to which these exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available;

•	the tax rates in effect at the time we use the increased amortization and depreciation deductions; and

•	the amount and timing of our income — we will be required to make payments with respect to 85% of the tax savings covered by the Tax Receivable Agreement, as and when realized, if any. If we do not have taxable income, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax savings will have been actually realized.

We expect that, as a result of the size of the increases in our share of the tax basis of the tangible and intangible assets of ZGP attributable to our interest therein, and assuming that there are no material changes in the relevant tax law, and that we earn sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of our assets, the payments that we make under the Tax Receivable Agreement will likely be substantial and could have a material adverse effect on our financial condition.

In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control, or early terminations of the Tax Receivable Agreement our (or our successors’) obligations under the Tax Receivable Agreement with respect to Class A Units or Class B Units (whether exchanged or acquired before or in certain cases after such transaction) would be based on certain assumptions, including without limitation that we would have sufficient taxable income to fully use the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Decisions made by the continuing members of ZGP, including Christian Zugel who also controls a majority of our outstanding voting power in his capacity as trustee of the ZGH Class B Voting Trust, in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling party under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of a party to receive payments under the Tax Receivable Agreement. Were the IRS to successfully challenge the tax basis increases described above, we would not be reimbursed for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances, we could make payments under the Tax Receivable Agreement in excess of our actual cash savings in income tax. The accelerated timing of payments and the increase in our tax liability without reimbursement could affect the cash available to us and could impact our ability to pay dividends.

The ZGH Class B Voting Trust Agreement

In connection with the closing of the Business Combination, the ZGP Founder Members and the Company entered into the Voting Trust Agreement. The Voting Trust Agreement established the ZGH Class B Voting Trust. All of the outstanding shares of Class B common stock were transferred from the HF2 Class B Voting Trust to the ZGP Founder Members and immediately deposited with the ZGH Class B Voting Trust. The Voting Trust Agreement provides that the trustee has the sole power to vote the shares of Class B common stock in its sole discretion and also to surrender shares of Class B common stock in accordance with the Exchange Agreement. In his capacity as trustee of the ZGH Class B Voting Trust, Mr. Zugel has voting control over approximately 93.5% of the voting power of our outstanding common stock. Christian Zugel will be sole trustee of the ZGH Class B Voting Trust until his death or legal incompetency. If either of these events occurs within eighteen months of the closing of the Business Combination, then Bruce Cameron will become the trustee. If either of these events occurs after eighteen months of the closing, or if Mr. Cameron fails or ceases to act as trustee, Sonia Zugel (Mr. Zugel’s spouse) will become the sole trustee. If Mrs. Zugel is unable or unwilling to act as trustee or fails or ceases to act as a trustee, a successor trustee will be appointed by majority vote of Michael Szymanski, Mark Mahoney and Howard Steinberg. The Voting Trust Agreement is irrevocable.

Ramsey Agreements

On March 4, 2015, ZGP entered into an agreement with Neil A. Ramsey, an affiliate of NAR Special Global, LLC and of dQuant Special Opportunities Fund, L.P. (together, the “Ramsey Investors”), and a significant stockholder of us, pursuant to which ZGP paid Mr. Ramsey $3.4 million in consideration of Mr. Ramsey causing the Ramsey Investors to purchase from stockholders who had tendered their shares of Class A common stock for redemption such number of shares of Class A common stock as was necessary to meet the closing condition that there was at least $65 million in the Trust Account after giving effect to redemptions and other expense payments.

ZGP also entered into a two-year Consulting Agreement (“Consulting Agreement”) with Mr. Ramsey through RQSI Ltd, an entity controlled by Mr. Ramsey, under the terms of which, among other things, Mr. Ramsey provides consulting services to ZGP, its senior management team and ZAIS Group, as requested by us, from time to time during the 24 month period beginning on the closing of the Business Combination. Mr. Ramsey may not compete against ZGP during the term of the Consulting Agreement, and for two years following its termination. In consideration for his undertakings under the Consulting Agreement, ZGP will pay Mr. Ramsey a consulting fee of $500,000 per annum payable in monthly installments and reimburse RQSI for any out-of-pocket business travel expenses incurred in connection with performing the consulting services. ZGP may terminate the Consulting Agreement for cause, as defined in the Consulting Agreement.

Agreements with Financial Advisers

Pursuant to an agreement that HF2 entered into with EarlyBirdCapital, Inc. (“EBC”) and Sandler O’Neill & Partners, L.P. (“Sandler”) at the time of its initial public offering, HF2 agreed to pay to EBC and Sandler an aggregate advisory fee of $7.0 million upon the consummation of the Business Combination. HF2 also entered into an agreement with Sidoti & Company LLC (“Sidoti” and together with EBC and Sandler, the “Adviser Firms”) pursuant to which HF2 received advisory services from Sidoti in exchange for a cash fee of $400,000, to be paid out of the $7.0 million fee owed to EBC and Sandler. In connection with the closing of the Business Combination, HF2 amended the agreements with the Adviser Firms to provide that, upon the closing of the Business Combination, HF2 would: (i) pay to the Adviser Firms an aggregate of $1,350,000 in cash (the “Cash Fee”), (ii) issue to the Adviser Firms promissory notes in an aggregate principal amount of $1,250,000, which have an interest rate equal to the applicable federal rate and a two-year term, and (iii) issue to the Adviser Firms an aggregate of 150,000 shares of Class A common stock.

PLAN OF DISTRIBUTION

We are registering 5,804,181 shares of our Class A common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and their donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

Under the Registration Rights Agreements, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreements, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of Class A common stock in any underwritten offering. For additional details on the Registration Rights Agreements see “Selling Stockholders—Material Relationships with Selling Stockholders—Registration Rights Agreements.”

The selling stockholders may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the Class A common stock, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of Class A common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through a registration statement.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our second amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our second amended and restated certificate of incorporation (the “certificate of incorporation”) authorizes the issuance of 202,000,000 shares, consisting of 180,000,000 shares of Class A common stock, $0.0001 par value per share, 20,000,000 shares of Class B common stock, $0.00001 par value per share and 2,000,000 shares of undesignated preferred stock, $0.0001 par value. As of January 8, 2016, there were 13,870,917 shares of Class A common stock outstanding, held by 38 stockholders of record, 20,000,000 shares of Class B common stock outstanding, held by one stockholder of record, and no outstanding shares of preferred stock. The number of record holders does not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The certificate of incorporation provides different rights, powers, preferences and privileges for the Class A common stock and Class B common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Our holders of record of our Class A common stock and Class B common stock are entitled to one vote and ten votes, respectively, for each share held on all matters to be voted on by stockholders. Holders of our Class A common stock and Class B common stock will vote together as a single class.

Dividends

Holders of Class A common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our Class A common stock unless such shares at the time outstanding are treated equally and identically. Our shares of Class B common stock have no economic rights (other than the right to be redeemed at par value upon liquidation).

Dividend Policy

We have not paid cash dividends on our common stock. The payment of future cash dividends will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, after payments to creditors and the holders of any preferred stock that may at the time be outstanding, the holders of Class B common stock will be entitled to receive an amount per share equal to the par value thereof, and the holders of Class A common stock will be entitled to receive an equal amount per share of all our remaining assets of whatever kind available for distribution to stockholders.

Preemptive or Other Rights

Our Class A common stock and Class B common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Each member of our board of directors serves for a one term expiring each year at our annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Registration Rights

We entered into the Registration Rights Agreement pursuant to which registration rights holders are entitled to demand registrations. The Company has agreed to pay the expenses in connection with the exercise of these rights. See “Selling Stockholders — Material Relationships with Selling Stockholders — Registration Rights Agreement Agreements.”

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “Merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “Merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Class A common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock then outstanding; or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of January 8, 2016, we had 13,870,917 shares of Class A common stock and 20,000,000 shares of Class B common stock outstanding. Of these shares, 7,853,807 shares are tradable without further registration under the Securities Act, subject to applicable lockup periods. All of the remaining founder shares and sponsor shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of September 30, 2015, there were a total of 7,000,000 Class A Units and 1,377,486 unvested Class B Units outstanding that are exchangeable for Class A common stock in accordance with the terms of the Exchange Agreement. None of the Class A Units or Class B Units are freely tradable. We are obligated, under certain circumstances, to maintain an effective registration statement under the Securities Act covering the Class A common stock owned by the Sponsors and the Class A common stock issuable in exchange for the Class A Units and Class B Units owned by the ZGP Founder Members.

Transfer Agent

The transfer agent for the shares of our Class A common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717.

Quotation of Securities

Our Class A common stock is listed on NASDAQ under the symbol “ZAIS.”

LEGAL MATTERS

The validity of the shares of Class A common stock offered pursuant to this prospectus will be passed upon by McDermott Will & Emery LLP, Washington, DC. The Company’s General Counsel, Howard Steinberg, is also a counsel of McDermott Will & Emery LLP and owns Class B Units of ZGP. McDermott Will & Emery LLP has from time to time represented, and may continue to represent, Christian Zugel and some of his affiliates in connection with various legal matters unrelated to the Company.

EXPERTS

The audited financial statements of HF2 Financial Management Inc. as of December 31, 2014 and 2013 and for the two years ended December 31, 2014 and 2013, incorporated by reference in this prospectus have been so included in reliance on a report of RSM US LLP (formerly McGladrey LLP), an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

The financial statements of ZAIS Group Parent, LLC as of December 31, 2014, 2013 and 2012 and for each of the three years ended December 31, 2014 incorporated by reference in this Prospectus have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 12, 2015 (File No. 001-35848).

•	Our Quarterly Reports on Form 10-Q and for the quarters ended September 30, 2015, June 30, 2015 and March 31, 2015 filed with the SEC on November 6, 2015, May 11, 2015 and August 6, 2015 (File No. 001-35848).

•	Our Current Reports on Form 8-K filed with the SEC on January 8, 2015, January 13, 2015 (Item 8.01 only), February 3, 2015 (Item 8.01 only), February 19, 2015, March 4, 2015, March 10, 2015, March 23, 2015 (including portions of our definitive proxy statement on Schedule 14A filed on January 16, 2015 that are incorporated by reference into our Current Report on Form 8-K filed on March 23, 2015), June 1, 2015, July 27, 2015, November 23, 2015 and December 11, 2015 (File No. 001-35848).

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-35848) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended on March 31, 2013, and any amendment or report updating that description.

•	All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement, and subsequent to the date of the prospectus and prior to the termination of the offering to which this prospectus relates.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC and none of the exhibits filed on such form that are related to such items will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

ZAIS Group Holdings, Inc.

Attention: Secretary

Two Bridge Avenue, Suite 322

Red Bank, NJ 07701-1106

(732) 450-7440

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$5,991
FINRA filing fee	-
Accounting fees and expenses	$12,500
Legal fees and expenses	85,000
Miscellaneous	5,000
Total(1)	$108,491

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

Delaware

Our second amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our second amended and restated certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our third amended and restated certificate of incorporation.

Item 16.	Exhibits.

The Exhibit Index that follows the signature page to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 11, 2016.

ZAIS GROUP HOLDINGS, INC.

/s/ Michael F. Szymanski
Michael F. Szymanski
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the registration statement on Form S-3 has been signed by the following persons in the capacities and on January 11, 2016:

Signature	Capacity

*	Chief Investment Officer and Chairman of the Board of Directors
Christian Zugel

/s/ Michael F. Szymanski	Chief Executive Officer, President and Director
Michael F. Szymanski	(principal executive officer)

/s/ Donna Blank	Chief Financial Officer
Donna Blank	(principal financial officer)

*	Chief Accounting Officer
Nisha Motani	(principal accounting officer)

*	Director
R. Bruce Cameron

*	Director
Paul B. Guenther

*	Director
James Zinn

*By	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Investment Agreement, dated as of September 16, 2014, by and among ZAIS Group Holdings, Inc. (the “Company”), ZAIS Group Parent, LLC (“ZGP”), and the members of ZGP, as amended on October 31, 2014 and March 5, 2015 (incorporated by reference to Annex A to the Company’s Definitive Proxy Stated on Schedule 14A (File No. 001-35848), filed with the United States Securities and Exchange Commission (“SEC”) on January 16, 2015).

2.2	Second Amendment to Investment Agreement, dated as of March 4, 2015, by and among HF2 Financial Management Inc., ZGP and the members of ZGP (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 001-35848), filed with the SEC on March 4, 2015).

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35848), filed with the SEC March 23, 2015).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-35848), filed with the SEC on March 23, 2015).

4.1	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1/A (File No. 333-186264), filed with the SEC on March 18, 2013).

4.2	Specimen Class B common stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1/A (File No. 333-186264), filed with the SEC on February 26, 2013).

5.1	Opinion of McDermott Will & Emery LLP.(1)

23.1	Consent of RSM US LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).(2)

(1)	Previously field as part of Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-208174), filed with the SEC on December 22, 2015.

(2)	Previously field as part of the Registrant’s Registration Statement on Form S-3 (File No. 333-208174), filed with the SEC on November 23, 2015.

2